EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

 AMONG

OMNIRELIANT HOLDINGS, INC.

ABAZIAS.COM, INC.

AND

ABAZIAS, INC.

Dated December 3, 2008

TABLE OF CONTENTS

i

4.26 Assets	16
4.27 Absence of Certain Commercial Practices	16
4.28 Licenses, Permits, Consents and Approvals	16
4.29 Environmental Matters	17
4.30 Broker	17
4.31 Related Party Transactions	17
4.32 Patriot Act	17
4.33 Disclosure	18

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER
5.1 Organization and Good Standing	18
5.2 Authority	18
5.3 Conflicts; Consents of Third Parties	18
5.4 SEC Documents; Financial Statements	19
5.5 Statements; Joint Proxy Statement/Prospectus	20
5.6 Litigation	20
5.7 Investment Intention	20
5.8 Broker	20
5.9 Patriot Act	20
5.10 Due Authorization of Purchaser Preferred Stock	21

ARTICLE VI COVENANTS
6.1 Covenants	21
6.2 Access to Information	22
6.3 Conduct of the Business Pending the Closing	23
6.4 Consents	25
6.5 Other Actions	25
6.6 No Solicitation; Alternate Transaction	25
6.7 Publicity	26
6.8 Use of Name	26
6.9 Employment Agreements	26
6.10 Non-Competition	26
6.11 Additional Funding	27

ARTICLE VII CONDITIONS TO CLOSING
7.1 Conditions Precedent to Obligations of Purchaser	27
7.2 ConditionsPrecedent to Obligations of the Seller	28

ARTICLE VIII DOCUMENTS TO BE DELIVERED
8.1 Documents to be Delivered by the Seller	29
8.2 Documents to be Delivered by the Purchaser	30

ARTICLE IX INDEMNIFICATION
9.1 Indemnification	30
9.2 Limitations on Indemnification for Breaches of Representations and Warranties	31

ii

9.3 Indemnification Procedures	32

ARTICLE X MISCELLANEOUS
10.1 Payment of Sales, Use or Similar Taxes	33
10.2 Survival of Representations and Warranties	33
10.3 Expenses	33
10.4 Further Assurances	34
10.5 Submission to Jurisdiction; Consent to Service of Process	34
10.6 Entire Agreement; Amendments and Waivers	34
10.7 Governing Law	35
10.8 Table of Contents and Headings	35
10.9 Notices	35
10.10 Severability	35
10.11 Binding Effect; Assignment	36

iii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of December 3, 2008 (the “Agreement”), among OMNIRELIANT HOLDINGS, INC., a corporation existing under the laws of Nevada (the “Purchaser”), ABAZIAS.COM, Inc., a Nevada corporation (the “Company”), and ABAZIAS, INC., a Nevada corporation (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller is the Parent, as defined below, of the Company and owns one thousand (1000) shares of common stock, $0.001 par value per share (the “Shares”), of the Company, which Shares constitute all of the issued and outstanding shares of capital stock of the Company; and

WHEREAS, Seller desires to sell to Purchaser, and the Purchaser desires to purchase from Seller, the Shares for the purchase price and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I
SALE AND PURCHASE OF SHARES

1.1    Sale and Purchase of Shares.

Upon the terms and subject to the conditions contained herein, on the Closing Date Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from Seller, all Shares of the Company owned by Seller set forth opposite such Seller's name on Schedule 1.1 attached hereto.

ARTICLE II
PURCHASE PRICE AND PAYMENT

2.1    Amount of Purchase Price.  The purchase price for the Shares (the “Purchase Price”) shall be (i) a loan in the amount of Five Hundred Thousand Dollars ($500,000) (the “Loan”) and; (ii) issuance of thirteen million and one thousand (13,001,000) shares of Purchaser’s Series E zero coupon convertible preferred stock (the “Preferred Stock”), subject to adjustment as set forth herein. The rights and privileges of the Preferred Stock are set forth on Exhibit A.

2.2    Payment of Purchase Price.  The Purchaser shall pay the Purchase Price to the Seller (the “Closing Payment”), as follows:

(i)           The Loan, in the form of the Note attached hereto as Exhibit B, made on August 12, 2008 (the “Cash Purchase Price”).

(ii)           On the Closing (as defined below), the Purchaser shall issue the Preferred Stock to the Seller as described in Section 2.3 below.

2.3    Distribution of Preferred Stock.  Subject to the terms and conditions of this Agreement, at or following the Closing, the following shall occur:

(a)  Pro-Rata Right to Preferred Stock. Each stockholder of common stock, par value $0.001 per share of the Parent, (the “Parent Common Stock”) issued and outstanding on the Record Date shall receive the following: a number of shares of Preferred Stock equal to (i) the total shares of Preferred Stock multiplied by (ii) such stockholder’s pro rata share of Parents Common Stock owned by such stockholder of Parent (the “Pro Rata Ratio”). By way of example, if a stockholder owned five (5%) percent of Parent Common Stock, such stockholder would be entitled to receive 5% of Preferred Stock of Purchaser which is derived by multiplying Preferred Stock of Purchaser x 0.05.   For purposes of this Agreement, Record Date shall mean the date on which all stockholder’s of record of the Parent are entitled to vote on this Agreement.

(b) Fractional Shares.  No fraction of a share of Preferred Stock will be issued by virtue of the Agreement, but in lieu thereof each holder of shares of Parent Common Stock who would otherwise be entitled to receive a fraction of a share of Preferred Stock (after aggregating all fractional shares of Preferred Stock that otherwise would be received by such holder) shall receive from Purchaser one additional share of Preferred Stock.

ARTICLE III
CLOSING AND TERMINATION

3.1    Closing Date.

Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares provided for in Section 1.1 hereof (the "Closing") shall take place at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006 (or at such other place as the parties may designate in writing) on such date as the Seller and the Purchaser may designate.  The Closing may also take place through the delivery of documents in electronic or telefaxed format or through courier delivery of actual signatures to counsel for the parties.

3.2    Termination of Agreement.

This Agreement may be terminated prior to the Closing as follows:

(a) At the election of the Seller or the Purchaser on or after February 27, 2009 if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

(b) by mutual written consent of the Seller and the Purchaser; or

(c) by the Seller or the Purchaser if there shall be in effect a final non-appealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not non-appealable (and pursue such appeal with reasonable diligence).

3.3    Procedure Upon Termination.

In the event of termination and abandonment by the Purchaser or the Seller, or both, pursuant to Section 3.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by the Purchaser or the Seller.  If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

3.4    Effect of Termination.

With the exception of those items listed in Section 6.6, in the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, the Company or Seller; provided, further, however, that nothing in this Section 3.4 shall relieve the Purchaser or Seller of any liability for a breach of this Agreement and/or the confidentiality provisions of the Confidentiality Agreement executed by the parties as of the date of this Agreement (the “Confidentiality Agreement”), which confidentiality provisions shall remain in full force and effect.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

For purposes of this Agreement, any statement made to the knowledge of the Company shall mean the knowledge of the Seller.  Seller shall be deemed to have “knowledge” of a particular fact or other matter if Seller is actually aware of such fact or other matter, or should, by reason of his or her position as an owner, director or executive officer of the Company, reasonably be expected to be aware of such fact or other matter.  Additionally, all representations made by the Seller in the Note Purchase Agreement dated August 12, 2008 and attached hereto as Exhibit C shall have full force and effect shall be incorporated herein.

The Seller hereby represents and warrants to the Purchaser that:

4.1.           Organization and Good Standing of the Company.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above. Except as otherwise provided herein, the Company is not required to be qualified to transact business in any other jurisdiction where the failure to so qualify would have a material adverse effect on the business or operations of the Company (“Material Adverse Affect”).

4.2.           Authority.

(a)           The Company has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets, except where the failure to have such permits and licenses would not have a Material Adverse Effect.

(b)           The execution of this Agreement and the delivery hereof to the Purchaser and the sale contemplated herein have been, or will be prior to Closing, duly authorized by the Company’s Board of Directors and by the Company’s stockholders having full power and authority to authorize such actions.

(c)           Subject to any consents required under Section 4.7 below, the Company has the full legal right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of Seller and the Company and constitutes a valid and binding obligation of each Seller and the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor’s rights.

(d)           The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Company or Seller is a party or by which it or any of them is bound, any charter, regulation, or bylaw provision of the Company, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on the Company or Seller in any way, except where such would not have a Material Adverse Effect.

4.3.           Capital Stock.

(a)           The Company’s authorized capital stock consists of 1000 shares of Common Stock, $0.001 par value per share, of which 1000 shares have been issued to Seller and constitute the Shares as defined above.  All of the Shares are duly authorized, validly issued, fully paid and non-assessable.

(b)           The Seller are the lawful record and beneficial owners of all the Shares, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, except as set forth in Schedule 4.3, and have, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

(c)           There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Seller or the Company are or may become obligated to issue, assign or transfer any shares of capital stock of the Company except as set forth in Schedule 4.3.  Upon the delivery to Purchaser on the Closing Date of the certificate(s) representing the Shares, Purchaser will have good, legal, valid, marketable and indefeasible title to all the then issued and outstanding shares of capital stock of the Company, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind.

4.4.           Basic Corporate Records.  The copies of the Articles of Incorporation of the Company (certified by the Secretary of State or other authorized official of the jurisdiction of incorporation), and the Bylaws of the Company, as the case may be (certified as of the date of this Agreement as true, correct and complete by the Company’s secretary or assistant secretary), all of which have been delivered to the Purchaser, are true, correct and complete as of the date of this Agreement.

4.5.           Minute Books.  The minute books of the Company, which shall be exhibited to the Purchaser between the date hereof and the Closing Date, each contain true, correct and complete minutes and records of all meetings, proceedings and other actions of the shareholders, Boards of Directors and committees of such Boards of Directors of the Company, if any, except where such would not have a Material Adverse Effect and, on the Closing Date, will, to the best of Seller’s knowledge, contain true, correct and complete minutes and records of any meetings, proceedings and other actions of the shareholders and the Board of Directors and committees of such Board of Directors of the Company.

4.6.           Subsidiaries, Parents and Affiliates. Any and all businesses, entities, enterprises and organizations in which the Company has any ownership, voting or profit and loss sharing percentage interest (the “Subsidiaries”) as well as any and all businesses, entities, enterprises and organizations which has any ownership, voting or profit and loss sharing percentage interest in the Company (the “Parents”) are identified in Schedule 4.6 hereto, together with the Company’s interest therein.  Unless the context requires otherwise or specifically designated to the contrary on Schedule 4.6 hereto, “Company” as used in this Agreement shall include all such Subsidiaries and Parents.  Except as set forth in Schedule 4.6, (i) the Company has made no advances to, or investments in, nor owns beneficially or of record, any securities of or other interest in, any business, entity, enterprise or organization, (ii) there are no arrangements through which the Company has acquired from, or provided to, any of the Seller or their affiliates any goods, properties or services, and (iii) there are no rights, privileges or advantages now enjoyed by the Company as a result of the ownership of the Company by the Seller which, to the knowledge of the Seller or the Company, will be lost as a result of the consummation of the transactions contemplated by this Agreement.  Each entity shown on Schedule 4.6 is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power to own all of its property and to carry on its business as it is now being conducted.  Also set forth on Schedule 4.6 is a list of jurisdictions in which each Subsidiary and Parent is qualified as a foreign corporation.  Such jurisdictions are the only jurisdictions in which the ownership or leasing of property by each Subsidiary and Parent or the conduct of its business requires it to be so qualified.  All of the outstanding shares of capital stock of each Subsidiary and Parent have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth on Schedule 4.6, are owned, of record and beneficially, by the Company, and on the Closing Date will be owned by the Company, free and clear of all liens, encumbrances, equities, options or claims whatsoever.  No Subsidiary or Parent has outstanding any other equity securities or securities options, warrants or rights of any kind that are convertible into equity securities of the Company, except as set forth on Schedule 4.6.

4.7.           Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (the “S-4”) with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 4.8) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

4.8           SEC Documents; Financial Statements.  Except as disclosed in Schedule 4.8:

(a)  The Company has filed all forms, reports and documents required to be filed with the SEC since its October 3, 2003 merger with Hunno Technologies, Inc. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the “Company SEC Reports.” As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)          Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financials”), including any Company SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.  The balance sheet of the Company as of September 30, 2008, is hereinafter referred to as the “Company Balance Sheet Date.”  Except as disclosed in the Company Financials, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except liabilities (i) provided for in the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Company Material Adverse Effect except for the Loan.

4.9    Statements; Joint Proxy Statement/Prospectus.

None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the S-4 will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the proxy statement/prospectus to be sent to the stockholders of the Company and stockholders of Parent in connection with the meetings of Parent’s stockholders and Company's stockholders to consider the adoption of this Agreement (collectively the “Company Stockholders' Meeting”) (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the “Joint Proxy Statement/Prospectus”) shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to the Company's stockholders and Parent's stockholders, at the time of the Company Stockholders' Meeting and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Closing Date, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform Purchaser.

4.10           Records and Books of Account.  The records and books of account of the Company reflect all material items of income and expense and all material assets, liabilities and accruals, have been, and to the Closing Date will be, regularly kept and maintained in conformity with GAAP applied on a consistent basis with preceding years.

4.11           Absence of Undisclosed Liabilities.  Except as and to the extent  disclosed in Schedule 4.11 and the Loan, there are no liabilities or obligations of the Company of any kind whatsoever exceeding $5,000,  individually or in the aggregate, whether accrued, fixed, absolute, contingent, determined or determinable, and including without limitation (i) liabilities to former, retired or active employees of the Company under any pension, health and welfare benefit plan, vacation plan or other plan of the Company, (ii) liabilities to a parent company or subsidiary, (iii) contingent liabilities in the nature of an endorsement, guarantee, indemnity or warranty, and there is no condition, situation or circumstance existing or which has existed that could reasonably be expected to result in any liability of the Company which is of a nature that would be required to be disclosed on its Financial Statements in accordance with GAAP, other than liabilities and contingent liabilities incurred in the ordinary course of business, none of which is materially adverse to the Company.

4.12           Taxes.

(a)           For purposes of this Agreement, “Tax” or “Taxes” refers to:  (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and escheatment payments, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b)           (i)           The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Tax Returns”) relating to Taxes required to be filed by the Company with any Tax authority effective through the Closing Date.  All such Returns are true, correct and complete in all respects, except for immaterial amounts where such would not have a Material Adverse Effect.  The Company has paid all Taxes shown to be due on such Returns.  Except as listed on Schedule 4.12 hereto, the Company is not currently the beneficiary of any extensions of time within which to file any Returns. The Seller and the Company have furnished and made available to the Purchaser complete and accurate copies of all income and other Tax Returns and any amendments thereto filed by the Company in the last three (3) years.

(ii) The Company, as of the Closing Date, will have withheld and accrued or paid to the proper authority all Taxes required to have been withheld and accrued or paid, except for immaterial amounts where such would not have a Material Adverse Effect.

(iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding or assessed against the Company.  The Company has not executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) There is no dispute, claim, or proposed adjustment concerning any Tax liability of the Company either (A) claimed or raised by any Tax authority in writing or (B)  based upon personal contact with any agent of such Tax authority, and there is no claim for assessment, deficiency, or collection of Taxes, or proposed assessment, deficiency or collection from the Internal Revenue Service or any other governmental authority against the Company which has not been satisfied.  The Company is not a party to nor has it been notified in writing that it is the subject of any pending, proposed, or threatened action, investigation, proceeding, audit, claim or assessment by or before the Internal Revenue Service or any other governmental authority, nor does the Company have any reason to believe that any such notice will be received in the future. Except as set forth on Schedule 4.12, neither the Internal Revenue Service nor any state or local taxation authority has ever audited any income tax return of the Company.  The Company has not filed any requests for rulings with the Internal Revenue Service.  Except as provided to the Company’s accountants, no power of attorney has been granted by the Company or its affiliates with respect to any matter relating to Taxes of the Company.  There are no Tax liens of any kind upon any property or assets of the Company, except for inchoate liens for Taxes not yet due and payable.

(v) Except for immaterial amounts which would not have a Material Adverse Effect, the Company has no liability for any unpaid Taxes which has not been paid or accrued for or reserved on the Financial Statements in accordance with GAAP, whether asserted or unasserted, contingent or otherwise.

(vi) There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

(vii) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

(viii) The Company is not a party to, nor has any obligation under, any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

(ix) None of the Company’s assets are tax exempt use property within the meaning of Section 168(h) of the Code.

4.13           Accounts Receivable.  The accounts receivable are, and will be, actual bona fide receivables from transactions in the ordinary course of business representing valid and binding obligations of others for the total dollar amount shown thereon, and as of the date of the Agreement are not subject to any recoupments, set-offs, or counterclaims. To the best of Seller’s knowledge, except as set forth on Schedule 4.13, all such accounts receivable are, and will be, collectible in amounts not less than the amounts (net of reserves) carried on the books of the Company and will be paid in accordance with their terms.  Except as listed on Schedule 4.13 hereto, all such accounts receivable are and will be actual bona fide receivables from transactions in the ordinary course of business.

4.14           Inventory.  The inventories of the Company are listed on Schedule 4.14 attached hereto.  The Company will maintain the inventory in the normal and ordinary course of business from the date hereof through the Closing Date.

4.15    Machinery and Equipment.  Except for items disposed of in the ordinary course of business, all machinery, tools, furniture, fixtures, equipment, vehicles, leasehold improvements and all other tangible personal property (hereinafter “Fixed Assets”) of the Company currently being used in the conduct of its business, together with any machinery or equipment that is leased or operated by the Company, are in fully serviceable working condition and repair.  Said Fixed Assets shall be maintained in such condition from the date hereof through the Closing Date.  Except as described on Schedule 4.15 hereto, all Fixed Assets owned, used or held by the Company are situated at its business premises and are currently used in its Business.  Schedule 4.15 describes all Fixed Assets owned by or an interest in which is claimed by any other person (whether a customer, supplier or other person) for which the Company is responsible (copies of all agreements relating thereto being attached to said Schedule 4.15), and all such property is in the Company’s actual possession and is in such condition that upon the return of such property in its present condition to its owner, the Company will not be liable in any amount to such owner.  There are no outstanding requirements or recommendations by any insurance company that has issued a policy covering either (i) such Fixed Assets or (ii) any liabilities of the Company relating to operation of the Business, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any Fixed Assets or any changes in the operations of the Business, any equipment or machinery used therein, or any procedures relating to such operations, equipment or machinery.  All material Fixed Assets of the Company are set forth on Schedule 4.15 hereto.

4.16    Real Property Matters.  The real property owned by the Company is listed on Schedule 4.16.  Other than those items listed on Schedule 4.16 the Company does not own any real property as of the date hereof and has not owned any real property during the three years preceding the date hereof.

4.17    Leases.  All leases of real and personal property of the Company are described in Schedule 4.17, are in full force and effect and, to Seller’s knowledge, constitute legal, valid and binding obligations of the respective parties thereto enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor’s rights, and have not been assigned or encumbered by Company or the Seller.  The Company has performed in all material respects the obligations required to be performed by it under all such leases to date and it is not in default in any material respect under any of said leases, except as set forth in Schedule 4.17, nor has it made any leasehold improvements required to be removed at the termination of any lease, except signs.  To Seller’s knowledge, no other party to any such lease is in material default thereunder.  Except as noted on Schedule 4.17, none of the leases listed thereon require the consent of a third party in connection with the transfer of the Shares.

4.18           Patents, Software, Trademarks, Etc.  The Company owns, or possesses adequate licenses or other rights to use, all patents, software, trademarks, service marks, trade names and copyrights and trade secrets, if any, necessary to conduct its business as now operated by it.  The patents, software, trademarks, service marks, copyrights, trade names and trade secrets, if any, registered in the name of or owned or used by or licensed to the Company and applications for any thereof (hereinafter the “Intangibles”) are described or referenced in Schedule 4.18.  Seller hereby specifically acknowledge that all right, title and interest in and to all patents and software listed on Schedule 4.18 as patents owned by the Company are owned by the Company or the Company has a right to use same and that the ownership of such patents and software will be transferred as part of the Company to Purchaser as part of the transaction contemplated hereby.  No officer, director, shareholder or employee of the Company or the Seller or any relative or spouse of any such person owns any patents or patent applications or any inventions, software, secret formulae or processes, trade secrets or other similar rights, nor is any of them a party to any license agreement, used by or useful to the Company or related to its business except as listed in Schedule 4.18.  All of said Intangibles are valid and in good standing to the best of Seller’s knowledge, and are free and clear of all liens, security interests, charges, restrictions and encumbrances of any kind whatsoever, and have not been licensed to any third party except as described in Schedule 4.18.  The Company has not been charged with, nor to Seller’s knowledge has it infringed or is it threatened to be charged with infringement of, any patent, proprietary rights or trade secrets of others in the conduct of its business, and, to the date hereof, neither the Seller nor the Company has received any notice of conflict with or violation of the asserted rights in intangibles or trade secrets of others.  The Company is not now manufacturing any goods under a present permit, franchise or license, except as set forth in said Schedule 4.18.  The consummation of the transactions contemplated hereby will not alter or impair any rights of the Company in any such Intangibles or in any such permit, franchise or license, except as described in Schedule 4.18.  The Intangibles and the Company’s tooling, manufacturing and engineering drawings, process sheets, specifications, bills of material and other like information and data are in such form and of such quality and will be maintained in such a manner that the Company can, following the Closing, design, produce, manufacture, assemble and sell the products and provide the services heretofore provided by it so that such products and services meet applicable specifications and conform with the standards of quality and cost of production standards heretofore met by it.  To Seller’s knowledge, the Company has the sole and exclusive right to use its corporate and trade names in the jurisdictions where it transacts business.

4.19           Insurance Policies.  There is set forth in Schedule 4.19 a list and brief description of all insurance policies on the date hereof held by the Company or on which it pays premiums, including, without limitation, life insurance and title insurance policies, which description includes the premiums payable by it thereunder.  Schedule 4.19 also sets forth, in the case of any life insurance policy held by the Company, the name of the insured under such policy, the cash surrender value thereof and any loans thereunder.  All such insurance premiums in respect of such coverage have been, and to the Closing Date will be, paid in full, if due and owing.  All claims, if any, made against the Company which are covered by such policies have been, or are being, settled or defended by the insurance companies that have issued such policies.  Up to the Closing Date, such insurance coverage will be maintained in full force and effect and will not be cancelled, modified or changed without the express written consent of the Purchaser, except to the extent the maturity dates of any such insurance policies expire prior to the Closing Date or where such cancellation would not have a Material Adverse Effect.  No such policy has been, or to the Closing Date will be, cancelled by the issuer thereof, and, to the knowledge of the Sellers and the Company, between the date hereof and the Closing Date, there shall be no increase in the premiums with respect to any such insurance policy caused by any action or omission of the Sellers or of the Company, except where the foregoing would not have a Material Adverse Effect.  Upon the Closing Date, all life insurance policies maintained by the Company shall be assigned to each respective Seller.

4.20    Banking and Personnel Lists.  The Sellers and the Company will deliver to the Purchaser prior to the Closing Date the following accurate lists and summary descriptions relating to the Company:

(i)           The name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

(ii)           The names, current annual salary rates and total compensation for the preceding fiscal year of all of the present directors and officers of the Company, and any other employees whose current base accrual salary or annualized hourly rate equivalent is $20,000 or more, together with a summary of the bonuses, percentage compensation and other like benefits, if any, paid or payable to such persons for the last full fiscal year completed, together with a schedule of changes since that date, if any.

(iii)           A schedule of workers’ compensation payments of the Company over the past five full fiscal years and the fiscal year to date, a schedule of claims by employees of the Company against the workers’ compensation fund for any reason over such period, identification of all compensation and medical benefits paid to date on each such claim and the estimated amount of compensation and medical benefits to be paid in the future on each such claim.

(iv)           The name of all pensioned employees of the Company whose pensions are unfunded and are not paid or payable pursuant to any formalized pension arrangements, their agent and annual unfunded pension rates.

4.21  Lists of Contracts, Etc.  There is included in Schedule 4.21 a list of the following items (whether written or oral) relating to the Company and/or the Seller, which list identifies and fairly summarizes each item (collectively, “Contracts”):

(ii)           All joint venture contracts of the Company or the Seller  or affiliates relating to the business of the Company;

(iii)           All contracts of the Company relating to (a) obligations for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) obligations under capital leases, (e) debt of others secured by a lien on any asset of the Company, and (f) debts of others guaranteed by the Company;

(iv)           All agreements of the Company relating to the supply of raw materials for and the distribution of the products of its business, including without limitation all sales agreements, manufacturer’s representative agreements and distribution agreements of whatever magnitude and nature, and any commitments therefore;

(v)           All contracts that individually provide for aggregate future payments to or from the Company of $5,000 or more, to the extent not included in (i) through (iii) above;

(vi)           All contracts of the Company that have a term exceeding one year and that may not be cancelled without any liability, penalty or premium, to the extent not included in (i) through (v) above;

(vii)           A complete list of all outstanding powers of attorney granted by the Company; and

(viii)                      All other contracts of the Company or the Seller material to the business, assets, liabilities, financial condition, results of operations or prospects of the business of the Company taken as a whole to the extent not included above.

Except as set forth in Schedule 4.21, (i) all contracts, agreements and commitments of the Company set forth in Schedule 4.21 are valid, binding and in full force and effect, and (ii) neither the Company nor, to the best of Seller’s knowledge, any other party to any such contract, agreement, or commitment has materially breached any provision thereof or is in default thereunder.  True and complete copies of the contracts, leases, licenses and other documents referred to in Schedule 4.21 will be delivered to the Purchaser, certified by the Secretary or Assistant Secretary of the Company as true, correct and complete copies, not later than one business day before the Closing Date.

There are no pending disputes with customers or vendors of the Company regarding quality or return of goods involving amounts in dispute with any one customer or vendor, whether for related or unrelated claims, in excess of $5,000 except as described on Schedule 4.21 hereto, all of which will be resolved to the reasonable satisfaction of Purchaser prior to the Closing Date.  To the best knowledge of Seller and the Company, there has not been any event, happening, threat or fact that would lead them to believe that any of said customers or vendors will terminate or materially alter their business relationship with the Company after completion of the transactions contemplated by this Agreement.

4.22           Compliance With the Law.  The Company is not in violation of any applicable federal, state, local or foreign law, regulation or order or any other, decree or requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any law, regulation order or requirement relating to securities, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare, conditions of occupied premises, product safety and liability, civil rights, or environmental protection, including, but not limited to, those related to waste management, air pollution control, waste water treatment or noise abatement), except where such would not have a Material Adverse Effect.  Except as set forth in Schedule 4.22, the Company and/or the Seller have not been and is not now charged with, or to the best knowledge of the Seller or the Company under investigation with respect to, any violation of any applicable law, regulation, order or requirement relating to any of the foregoing, nor, to the best knowledge of Seller or the Company after due inquiry, are there any circumstances that would or might give rise to any such violation.  The Company has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority, except where the failure to file such would not have a Material Adverse Effect.

4.23           Litigation; Pending Labor Disputes.  Except as specifically set forth in Schedule 4.23:

(i)           There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the best knowledge of Seller or the Company, threatened, against the Seller or the Company, relating to its business or the Company or its properties (including leased property), or the transactions contemplated by this Agreement, nor is there any basis known to the Company or Seller for any such action.

(ii)           There are no judgments, decrees or orders of any court, or any governmental department, commission, board, agency or instrumentality binding upon Seller or the Company relating to its business or the Company the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any business by the Company or which limit or control or otherwise would have a Material Adverse Affect on its method or manner of doing business.

(iii)           No work stoppage has occurred and is continuing or, to the knowledge of Seller or the Company, is threatened affecting its business, and to the best of Seller’s knowledge, no question involving recognition of a collective bargaining agent exists in respect of any employees of the Company.

4.24           Absence of Certain Changes or Events.  The Company has not, since the Company Balance Sheet Date , and except in the ordinary course of business consistent with past practice:

(i)           Incurred any material obligation or liability (absolute, accrued, contingent or otherwise), except in the ordinary course of its business consistent with past practice or in connection with the performance of this Agreement, and any such obligation or liability incurred in the ordinary course is not materially adverse, except for claims, if any, that are adequately covered by insurance;

(ii)           Discharged or satisfied any lien or encumbrance, or paid or satisfied any obligations or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on the Company Balance Sheet, and (b) liabilities incurred since the Company Balance Sheet Date  in the ordinary course of business that were not materially adverse;

(iii)           Increased or established any reserve or accrual for taxes or other liability on its books or otherwise provided therefore, except (a) as disclosed on the Company Balance Sheet, or (b) as may have been required under GAAP due to income earned or expenses accrued since the Company Balance Sheet Date and as disclosed to the Purchaser in writing;

(iv)           Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible;

(v)           Sold or transferred any of its assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business and which has not been materially adverse;

(vi)           Disposed of or permitted to lapse any patents or trademarks or any patent or trademark applications material to the operation of its business;

(vii)           Incurred any significant labor trouble or granted any general or uniform increase in salary or wages payable or to become payable by it to any director, officer, employee or agent, or by means of any bonus or pension plan, contract or other commitment increased the compensation of any director, officer, employee or agent;

(viii)                      Authorized any capital expenditure for real estate or leasehold improvements, machinery, equipment or molds in excess of $5,000.00 in the aggregate;

(ix)           Except for this Agreement or as otherwise disclosed herein or in any schedule to this Agreement, entered into any material transaction;

(x)           Issued any stocks, bonds, or other corporate securities, or made any declaration or payment of any dividend or any distribution in respect of its capital stock; or

(xi)           Experienced damage, destruction or loss (whether or not covered by insurance) individually or in the aggregate having a Material Adverse Effect on any of its properties, assets or business, or experienced any other material adverse change or changes individually or in the aggregate affecting its financial condition, assets, liabilities or business (a “Material Adverse Change”).

4.25           Product Warranties and Product Liabilities.  The product warranties and return policies of the Company in effect on the date hereof and the types of products to which they apply are described on Schedule 4.25 hereto.  Schedule 4.25 also sets forth all product liability claims involving amounts in controversy in excess of $5,000 that are currently either pending or, to the best of the Seller’s and the Company’s knowledge, threatened against the Company.  The Seller have no knowledge of any reason why the future cost of performing all such obligations and paying all such product liability claims with respect to goods manufactured, assembled or furnished prior to the Closing Date will not exceed the average annual cost thereof for said past three year period.

4.26           Assets.   The assets of the Company are listed on Schedule 4.26 attached hereto.  Except as described in Schedule 4.26, the assets of the Company are, and together with the additional assets to be acquired or otherwise received by the Company prior to the Closing, will at the Closing Date be, sufficient in all material respects to carry on the operations of the Business as now conducted by the Company.  The Company is the only business organization through which the business is conducted.  Except as set forth in Schedule 4.17 or Schedule 4.26, all assets used by the Seller and the Company to conduct the business of the Company are, and will on the Closing Date be, owned by the Company.

4.27           Absence of Certain Commercial Practices.  Neither the Company nor Seller has made any payment (directly or by secret commissions, discounts, compensation or other payments) or given any gifts to another business concern, to an agent or employee of another business concern or of any governmental entity (domestic or foreign) or to a political party or candidate for political office (domestic or foreign), to obtain or retain business for the Company or to receive favorable or preferential treatment, except for gifts and entertainment given to representatives of customers or potential customers of sufficiently limited value and in a form (other than cash) that would not be construed as a bribe or payoff.

4.28           Licenses, Permits, Consents and Approvals.  The Company has, and at the Closing Date will have, all licenses, permits or other authorizations of governmental, regulatory or administrative agencies or authorities (collectively, “Licenses”) required to conduct the business, except for any failures of such which would not have a Material Adverse Effect. All material Licenses of the Company are listed on Schedule 4.28 hereto.  At the Closing, the Company will have all such Licenses which are material to the conduct of the business and will have renewed all Licenses which would have expired in the interim.  Except as listed in Schedule 4.28, no registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind (collectively, a “Filing”) will be required as a result of the sale of the Shares by Seller in accordance with this Agreement (a) to avoid the loss of any License or the violation, breach or termination of, or any default under, or the creation of any lien on any asset of the Company pursuant to the terms of, any law, regulation, order or other requirement or any contract binding upon the Company or to which any such asset may be subject, or (b) to enable Purchaser (directly or through any designee) to continue the operation of the Company and the business substantially as conducted prior to the Closing Date.  All such Filings will be duly filed, given, obtained or taken on or prior to the Closing Date and will be in full force and effect on the Closing Date.

4.29           Environmental Matters. Except as set forth on Schedule 4.29 hereto:

(a) The operations of the Company and the Seller, to the best knowledge of Seller, are in compliance with all applicable laws promulgated by any governmental entity which prohibit, regulate or control any hazardous material or any hazardous material activity (“Environmental Laws”) and all permits issued pursuant to Environmental Laws or otherwise except for where noncompliance or the absence of such permits would not, individually or in the aggregate, have a Material Adverse Effect;

(b)  The Company has obtained all permits required under all applicable Environmental Laws necessary to operate its business, except for any failures of such which would not have a Material Adverse Effect;

(c) The Company is not the subject of any outstanding written order or Contract with any governmental authority or person respecting Environmental Laws or any violation or potential violations thereof; and

(d) The Company has not received any written communication alleging either or both that the Company may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law.

4.30           Broker.  The Seller has not retained any broker in connection with any transaction contemplated by this Agreement.  Purchasers shall not be obligated to pay any fee or commission associated with the retention or engagement by the Seller of any broker in connection with any transaction contemplated by this Agreement.

4.31           Related Party Transactions.  Except as described in Schedule 4.31, all transactions during the past five years between the Company and any current or former shareholder or any entity in which the Company or any current or former shareholder had or has a direct or indirect interest have been fair to the Company as determined by the Board of Directors.  No portion of the sales or other on-going business relationships of the Company is dependent upon the friendship or the personal relationships (other than those customary within business generally) of Seller, except as described in Schedule 4.31.  During the past five years, the Company has not forgiven or cancelled, without receiving full consideration, any indebtedness owing to it by Seller.

4.32  Patriot Act.  The Company and the Seller certify that the Company and the Seller have not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Company and the Seller hereby acknowledge that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, the Company and the Seller hereby represent, warrant and agree that:  (i) none of the cash or property that the Seller have contributed or paid or will contribute and pay to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company to the Purchaser, to the extent that they are within the Company’s control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  The Seller shall promptly notify the Purchaser if any of these representations ceases to be true and accurate regarding the Seller or the Company.  The Seller agrees to provide the Purchaser any additional information regarding the Company that the Purchaser reasonably requests to ensure compliance with all applicable laws concerning money laundering and similar activities.

4.33           Disclosure.  All statements contained in any schedule, certificate, opinion, instrument, or other document delivered by or on behalf of the Seller or the Company pursuant hereto shall be deemed representations and warranties by each Seller and the Company herein.  No statement, representation or warranty by the Seller or the Company in this Agreement or in any schedule, certificate, opinion, instrument, or other document furnished or to be furnished to the Purchaser pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with full and fair disclosure concerning the Company, its business, and the Company’s affairs.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1    Organization and Good Standing.

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.2    Authority.

(a)           The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of the Purchaser.

(b)           The execution of this Agreement and the delivery hereof to the Seller and the purchase contemplated herein have been, or will be prior to Closing, duly authorized by the Purchaser’s Board of Directors having full power and authority to authorize such actions.

5.3    Conflicts; Consents of Third Parties.

(a) The execution and delivery of this Agreement, the acquisition of the Shares by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or Bylaws of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

(b)  No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Authority or instrumentality is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a S-4 with the SEC in accordance with the Securities Act, (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 4.9) with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

5.4           SEC Documents; Financial Statements.  Except as disclosed in Schedule 5.4:

(a)  The Purchaser has filed all forms, reports and documents required to be filed with the SEC since the initial filing date of the registration statement for the Purchaser's initial public offering. All such required forms, reports and documents (including those that the Purchaser may file subsequent to the date hereof) are referred to herein as the “Purchaser SEC Reports.” As of their respective dates, the Purchaser SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Purchaser's Subsidiaries is subject to the periodic reporting requirements of the Exchange Act.(b)Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Purchaser SEC Reports (the “Purchaser Financials”), including any Purchaser SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of the Purchaser and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.  The balance sheet of the Purchaser as of September 30 30, 2008 is hereinafter referred to as the “Purchaser Balance Sheet Date.”  Except as disclosed in the Purchaser Financials, neither the Purchaser nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Purchaser and its Subsidiaries taken as a whole, except liabilities (i) provided for in the Purchaser Balance Sheet, or (ii) incurred since the date of the Purchaser Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Purchaser Material Adverse Effect.

5.5    Statements; Joint Proxy Statement/Prospectus.  None of the information supplied or to be supplied by the Purchaser for inclusion or incorporation by reference in (i) the S-4 will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to the Company's stockholders and Parent's stockholders, at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.  If at any time prior to the Closing Date, any event relating to the Purchaser or any of its affiliates, officers or directors should be discovered by the Purchaser which should be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement/Prospectus, the Purchaser shall promptly inform the Company.

5.6           Litigation.

There are no legal proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

5.7           Investment Intention.

The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof.  Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

5.8    Broker.

The Purchaser has not retained any broker in connection with any transaction contemplated by this Agreement.  Seller shall not be obligated to pay any fee or commission associated with the retention or engagement by the Purchaser of any broker in connection with any transaction contemplated by this Agreement

5.9    Patriot Act.  The Purchaser certifies that neither the Purchaser nor any of its subsidiaries has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Purchaser hereby acknowledges that the Company and the Seller seek to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that:  (i) none of the cash or property that the Purchaser has contributed or paid or will contribute and pay to the Seller has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser or any of its subsidiaries to the Seller, to the extent that they are within the Purchaser’s control shall cause the Seller or the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  The Purchaser shall promptly notify the Seller if any of these representations ceases to be true and accurate regarding the Purchaser or any of its subsidiaries.  The Purchaser agrees to provide the Seller any additional information regarding the Purchaser or any of its subsidiaries that the Seller reasonably request to ensure compliance with all applicable laws concerning money laundering and similar activities.

5.10    Due Authorization of Preferred Stock.  The shares of the Preferred Stock, when delivered to the Seller, shall be validly issued and outstanding as fully paid and non-assessable, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind.

ARTICLE VI
COVENANTS

6.1

(a) As promptly as practicable after the execution of this Agreement, Company and Purchaser shall jointly prepare and Purchaser shall file with the SEC the S-4, which shall include a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus.  Each of the parties hereto shall use all commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the S-4, the parties hereto shall take all action required under any applicable laws in connection with the issuance of the Shares and the Preferred Stock. Each of the Company and Purchaser shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Joint Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Proxy Statement/Prospectus and the S-4.

(b)  As promptly as practicable after the effective date of the S-4, the Joint Proxy Statement/Prospectus shall be mailed to the stockholders of the Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the OTCBB. As promptly as practicable after the date of this Agreement, each of the Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the transactions contemplated by this Agreement (the “Other Filings”). Each of the Company and Purchaser will notify the other promptly upon the receipt of any (i) comments from the SEC or its staff or any other government officials, (ii) notice that the S-4 has become effective, (iii) the issuance of any stop order, (iv) notice of the suspension of the qualification of the common stock representing the Shares issuable in connection with the transaction contemplated herein for offering or sale in any jurisdiction, or (v) request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Joint Proxy Statement/Prospectus or any Other Filing or for additional information and, except as may be prohibited by any Governmental Entity, will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Joint Proxy Statement/Prospectus, the Agreement or any Other Filing.  Each of the Company and Purchaser will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1(b) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

(c) Each of Parent, Company and the Purchaser shall promptly inform the others of any event which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the S-4 or any Other Filing and each of Parent, the Company and Purchaser shall amend or supplement the Joint Proxy Statement/Prospectus to the extent required by law to do so. No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Parent and the Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for an amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

(d) Each of Parent, Company and Purchaser shall keep the S-4 continuously effective under the Securities Act until all securities covered by the S-4 have been sold, or may be sold without restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

6.2    Access to Information.

The Seller and the Company agree that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries or Parents and such examination of the books, records and financial condition of the Company and its Subsidiaries or Parents as it reasonably requests and to make extracts and copies of such books and records.  Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Seller shall cooperate, and shall cause the Company and its Subsidiaries or Parents to cooperate, fully therein.  No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or any other agreement referenced herein.  In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company and its Subsidiaries and Parents, the Seller shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and its Subsidiaries and Parents to cooperate fully with such representatives in connection with such review and examination.  It is agreed and understood that all information provided pursuant to this Section 6.1 is subject to the terms and conditions of the Confidentiality/Standstill Agreement.

6.3    Conduct of the Business Pending the Closing.

(a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, prior to the Closing the Seller shall, and shall cause the Company to:

(i) Conduct the respective businesses of the Company only in the ordinary course consistent with past practice;

(ii) Use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company and (B) preserve its present relationship with parties having business dealings with the Company;

(iii) Maintain (A) all of the assets and properties of the Company in their current condition, ordinary wear and tear excepted and except for dispositions in the ordinary course of business and (B) insurance upon all of the properties and assets of the Company in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(iv) (A) maintain the books, accounts and records of the Company in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Company; and

(v) Comply in all material respects with applicable laws.

(b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, prior to the Closing the Seller shall not, and shall cause the Company not to:

(i) Declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company;

(ii) Transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company;

(iii) Effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company;

(iv) Amend the Articles of Incorporation or Bylaws of the Company;

(v) (A) materially increase the annual level of compensation of any employee of the Company, (B) increase the annual level of compensation payable or to become payable by the Company to any of its executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, Company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company is a party or involving a director, officer or employee of the Company in his or her capacity as a director, officer or employee of the Company;

(vi) Except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other party, or change the terms of payables or receivables;

(vii) Subject to any lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Company;

(viii) Acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Company except, with respect to the items listed on Schedule 6.3(b)(viii) hereto, as previously consented to by the Purchaser;

(ix) Cancel or compromise any debt or claim or waive or release any material right of the Company except in the ordinary course of business consistent with past practice;

(x) Enter into any commitment for capital expenditures out of the ordinary course;

(xi) Permit the Company to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

(xii) Permit the Company to enter into or agree to enter into any merger or consolidation with any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to or otherwise acquire the securities of any other party;

(xiii) Except for transfers of cash pursuant to normal cash management practices, permit the Company to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, Seller or any affiliate of Seller; or

(xiv) Agree to do anything prohibited by this Section 6.3 or anything which would make any of the representations and warranties of the Seller in this Agreement or any other agreement referenced herein untrue or incorrect in any material respect as of any time through and including the Closing.

6.4    Consents.

The Seller shall use their best efforts, and the Purchaser shall cooperate with the Seller, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 4.7 hereof; provided, however, that neither the Seller nor the Purchaser shall be obligated to pay any consideration therefore to any third party from whom consent or approval is requested.

6.5    Other Actions.

Each of the Seller and the Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement, and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

6.6    No Solicitation; Alternate Transaction.

(i) The Seller will not, and will not cause or permit the Company or any of the Company's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, change of control, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in the Company other than the transactions contemplated by this Agreement (an "Alternate Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Alternate Transaction, (iii) furnish or cause to be furnished, to any party, any information concerning the business, operations, properties or assets of the Company in connection with an Alternate Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other party to do or seek any of the foregoing.  The Seller will inform the Purchaser in writing immediately following the receipt by Seller, the Company or any Representative of any proposal or inquiry in respect of any Alternate Transaction.

(ii) If the Seller, the Company or any of the Company's directors, officers, employees, representatives or agents enters into definitive documentation with respect to, or accepts in principal a proposal with respect to an Alternate Transaction prior to the Closing Date, then Seller and Company, jointly and severally shall  pay to Purchasers  an amount in cash equal to the lesser of: (a) the sum of: (i) the documented out-of-pocket third party expenses Purchasers have incurred in respect of the transactions contemplated by this Agreement or (ii) Fifty Thousand Dollars ($50,000) (collectively, the “Expense Reimbursement’’). The Expense Reimbursement shall he paid Purchaser on such date as Seller and/or Company formally enter into definitive documents, or accepts any proposal relating to an Alternate Transaction.

6.7    Publicity.

None of the Seller nor the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser or the Seller, disclosure is otherwise required by applicable law, rule or regulation or by the applicable rules of any stock exchange on which the Purchaser lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.

6.8    Use of Name.

The Seller hereby agree that upon the consummation of the transactions contemplated hereby, the Purchaser and the Company shall have the sole right to the use of the name "ABAZIAS.COM Incorporated" and the Seller shall not, and shall not cause or permit any affiliate to, use such name or any variation or simulation thereof.

6.9    Employment Agreements.

On or prior to the Closing Date, each of Oscar Rodriguez and Jesus Diaz (each “Employee and collectively, the “Employees”) shall enter into an employment agreement with the Company, substantially in the form of agreement attached hereto as Exhibit D-1 (the “Employment Agreements”) and Strategic Capital Advisors shall enter into a consulting agreement for prior services rendered substantially in the form of agreement attached hereto as Exhibit D-2 (the “Consulting Agreement”).

6.10    Non-Competition.

For a period of two years after the later of the Closing Date or the termination of each Employee’s Employment Agreement by the Company, each Employee agrees not to engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or scheduled to be engaged) by the Company or the Purchaser in any areas where the Company or the Purchaser engage in business; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or scheduled to be engaged) by the Company or the Purchaser in any areas where the Company or the Purchaser engage in business; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of the Company or the Purchaser, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between the Company or the Purchaser and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than the Company, any confidential information of the Company or the Purchaser. Nothing in this Section 6.10 shall be deemed, however, to prevent Employees from owning securities of any publicly-owned corporation engaged in any such business, provided that the total amount of securities of each class owned by such individual in such publicly-owned corporation (other than Purchaser) does not exceed two percent (2%) of the outstanding securities of such class. In addition, no Seller shall make any negative statement of any kind concerning the Company, the Purchaser or their affiliates, or their directors, officers or agents, except as such may be compelled by legal proceeding or governmental action or authority.

6.11    Additional Funding.

During the six months after the Closing Date, Purchaser will provide additional non-debt funding to the Company of Five Hundred Thousand Dollars ($500,000.00) to be used by the Company for general working capital or such other purposes in furtherance of the business of the Company as Company and Purchaser shall mutually agree.  This money will be advanced in amounts and at times during this six month period at the request of the officers of the Company as determined in their sole and absolute discretion.  If any requested advance is not made by the end of a seven (7) day period, Purchaser shall distribute 13,001,000, or such greater number of shares if more than 13,001,000 shares of Preferred Stock are issued as consideration at closing, to the extent that the shares of Preferred Stock are convertible into more than 13 million one thousand (13,001,000) Shares of common stock pursuant to the adjustment provisions of section 4.3 of the Certificate of Designations, to the same shareholders of the Company in the same amounts as the shares of Preferred Stock distributed to such Company shareholders at Closing. The holders of a majority of such shares shall be entitled to make one demand to the Purchaser to register such shares on a registration statement.

ARTICLE VII
CONDITIONS TO CLOSING

7.1    Conditions Precedent to Obligations of Purchaser.

The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

(a) all representations and warranties of the Seller contained herein shall be true and correct as of the date hereof;

(b) all representations and warranties of the Seller contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Seller contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

(c) the Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by  them on or prior to the Closing Date;

(d) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by each Seller certifying as to the fulfillment of the conditions specified in Sections 7.1(a), 7.1(b) and 7.1(c) hereof;

(e) the Purchaser shall have been furnished with duly authorized shareholder and Board of Director resolutions of Seller and the Company authorizing the entry by Seller and the Company into this Agreement;

(f) Certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all liens;

(g) The SEC shall have declared the S-4 effective.  No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

(h) there shall not have been or occurred any Material Adverse Change;

(i) the Seller shall have obtained all consents and waivers referred to in Section 4.7 hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement;

(j) no legal proceedings shall have been instituted or threatened or claim or demand made against the Seller, the Company, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(k) the Purchaser shall have received the written resignations of each director of the Company,

 the Employment Agreements shall have been executed by Purchaser, Oscar Rodriguez and Jesus Diaz and Consulting Agreement executed by Strategic Capital Advisors.

7.2    Conditions Precedent to Obligations of the Seller.

The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable law):

(a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

(b) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

(c) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(d)  The SEC shall have declared the S-4 effective.  No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

(e) the Seller shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Seller) executed by the Chief Executive Officer and Chief Financial Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c); and

(f) no legal proceedings shall have been instituted or threatened or claim or demand made against the Seller, the Company, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

ARTICLE VIII
DOCUMENTS TO BE DELIVERED

8.1    Documents to be Delivered by the Seller.

At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser the following:

(a) stock certificates representing the Shares referred to in Section 7.1(f) hereof, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

(b) the certificates referred to in Section 7.1(e) hereof;

(c) copies of all consents and waivers referred to in Section 7.1(i) hereof;

(d) written resignations of each of the directors of the Company;

(e) certificate of good standing with respect to the Company issued by the Secretary of State of the State of incorporation, and for each state, if any, in which the Company is qualified to do business as a foreign corporation;

(f) such other documents as the Purchaser shall reasonably request.

8.2    Documents to be Delivered by the Purchaser.

At the Closing, the Purchaser shall deliver to the Seller the following:

(a) the Closing Payment (provided that the Preferred Stock may be delivered within three (3) business days of the Closing Date pursuant to Section 2.2(ii); provided, however, if the Closing Payment is not delivered at Closing, the Purchaser shall deliver irrevocable instructions to the Purchaser’s Transfer Agent to deliver the Closing Payment as required under this Agreement);

(b) the certificates referred to in Section 7.2(e) hereof;

(c) Employment Agreements and Consulting Agreement, substantially in the forms of Exhibits D-1 and D-2 hereto, duly executed by Oscar Rodriguez and Jesus Diaz and Strategic Capital Advisors, respectively;

(d) such other documents as the Seller shall reasonably request.

ARTICLE IX
INDEMNIFICATION

9.1    Indemnification.

(a) Subject to Sections 9.2 and 10.2 hereof, Seller hereby agree to indemnify and hold the Purchaser, the Company, and their respective directors, officers, employees, affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

(i) any and all liabilities of the Company of every kind, nature and description, absolute or contingent, existing as against the Company prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date, except to the extent that the same have been fully provided for in the Schedules attached hereto or were incurred in the ordinary course of business between the Company Balance Sheet Date and the Closing Date;

(ii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Seller set forth in Section 4 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Seller pursuant to this Agreement, to be true and correct in all respects as of the date made;

(iii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Seller under this Agreement;

(iv) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "Losses").

(b) Subject to Sections 9.2 and 10.2 hereof, Purchaser hereby agrees to indemnify and hold the Seller and their respective affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

(i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in Section 5 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct as of the date made;

(ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement or arising from the ownership or operation of the Company from and after the Closing Date, unless such claim is for a pre-Closing matter; and

(iii) any and all Expenses incident to the foregoing.

9.2    Limitations on Indemnification for Breaches of Representations and Warranties.

An indemnifying party shall not have any liability under Section 9.1(a)(ii) or Section 9.1(b)(i) hereof unless the aggregate amount of Losses and Expenses to the indemnified parties exceeds $10,000 (the “Basket”) (except for Losses and Expenses based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct under Section 4, for which the Basket shall not apply) and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses and Expenses in excess of the Basket.  Notwithstanding anything else contained herein, the maximum liability Seller shall be required to pay hereunder, in the aggregate, shall be the aggregate amount of cash and shares of the Purchaser (valued as of their date of issuance) paid or delivered to the Seller (the “Cap”).  In addition, if any Loss or Expense of Purchaser is covered by insurance, Seller shall not be required to indemnify Purchaser for the amount of such Losses or Expenses to the extent of such insurance proceeds and Seller shall only pay Purchaser the excess of the Losses and Expenses, if any, over such insurance proceeds, subject to the Cap.  Following the Closing, other than in cases of fraud, this Article 9 shall be the sole and exclusive remedy of the parties hereto and their successors and assigns with respect to any and all claims for Losses and Expenses sustained or incurred arising out of this Agreement.

9.3    Indemnification Procedures.

(a) In the event that any legal proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any person or entity in respect of which payment may be sought under Section 9.1 hereof (regardless of the Basket referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party.  The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder.  If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so.  If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim.  If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills.  If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim.  The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

(c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

(d) With respect to amounts payable by Seller hereunder to the Purchaser hereunder, it is agreed that Seller shall first be obligated to pay all amounts in cash, up to the cash value of the Preferred Stock actually received by the Seller pursuant to Article II of this Agreement.  Seller may then deliver shares of Purchaser Preferred Stock to the Purchaser to pay any additional amounts due hereunder.  Any shares of Purchaser common stock so used to make payments hereunder shall be valued at the closing price of such shares on the day prior to the date of delivery to the Purchaser, endorsed for transfer.  Any additional amounts which Seller shall be required to pay after the delivery of any shares of Purchaser common stock shall be made in cash.

ARTICLE X
MISCELLANEOUS

10.1    Payment of Sales, Use or Similar Taxes.

All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Seller.

10.2    Survival of Representations and Warranties.

The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnifications with respect to the representation and warranties contained in Sections 4.3, 4.11, 4.28 and 5.8  which shall survive for periods coterminous with any applicable statutes of limitation) shall terminate unless within twenty four (24) months after the Closing Date written notice of such claims is given to the Seller or such actions are commenced.

10.3    Expenses.

Except as otherwise provided in this Agreement, the Seller and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Company bear any of such costs and expenses.

10.4    Further Assurances.

The Seller and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

10.5    Submission to Jurisdiction; Consent to Service of Process.

(a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Florida over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.9.

(c) If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

10.6    Entire Agreement; Amendments and Waivers.

This Agreement (including the schedules and exhibits hereto )represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

10.7    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to principles regarding conflict of laws.

10.8    Table of Contents and Headings.

The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

10.9    Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, or via recognized overnight courier service with all charges prepaid or billed to the account of the sender to the parties (and shall also be transmitted by facsimile to the parties receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

(a)	Purchaser:

OmniReliant Holdings, Inc.
14375 Myerlake Circle
Clearwater, FL 33760
Attention Paul Morrison

Copy to:

Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone:  (212) 930-9700
Facsimile: (212) 930-9725

(b)	Seller and Company:

Abazias, Inc.
5214 SW 91st Terrace Suite A
Gainesville, FL 32608
Attention: Oscar Rodriguez

10.10    Severability.

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

10.11    Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

[intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be duly executed this Stock Purchase Agreement as of the date first set forth above.

OMNIRELIANT HOLDINGS, INC.

By:  ________________________________
Paul Morrison
Chief Executive Officer

ABAZIAS.COM, INC.

By:  ________________________________
Oscar Rodriguez
Chief Executive Officer

ABAZIAS, INC.

By:  ________________________________
Oscar Rodriguez
Chief Executive Officer

EXHIBITS

Exhibit A	Certificate of Designations of OmniReliant Holdings, Inc.’s Preferred Stock

Exhibit B	Secured Convertible Promissory Note dated August 12, 2008

Exhibit C	Note Purchase Agreement dated August 12, 2008 by and between Abazias, Inc. and OmniReliant Holdings, Inc.

Exhibit D-1	Employment Agreements of Oscar Rodriguez and Jesus Diaz.

Exhibit D-2	Consulting Agreement by and between Strategic Capital Advisors and OmniReliant Inc.

SCHEDULES

Schedule1.1	Shares

Schedule4.3	Capital Stock

Schedule4.6	Subsidiaries, Parents and Affiliates.

Schedule4.8	SEC Documents; Financial Statements

Schedule4.11	Absence of Undisclosed Liabilities

Schedule4.12	Taxes

Schedule4.13	Accounts Receivable

Schedule4.14	Inventory

Schedule4.15	Machinery and Equipment

Schedule4.16	Real Property Matters

Schedule4.17	Leases

Schedule4.18	Patents, Software, Trademarks, Etc.

Schedule4.19	Insurance Policies

Schedule4.21	Lists of Contracts, Etc.

Schedule4.22	Compliance With the Law

1

Schedule4.23	Litigation; Pending Labor Disputes

Schedule4.25	Product Warranties and Product Liabilities

Schedule4.26	Assets

Schedule4.28	Licenses, Permits, Consents and Approvals

Schedule4.29	Environmental Matters

Schedule4.31	Related Party Transactions

Schedule6.3(b)(viii)	Conduct of Business

2

EXHIBIT A

OMNIRELIANT HOLDINGS, INC.
STATEMENT OF DESIGNATION, POWERS,
PREFERENCES AND RIGHTS OF
SERIES E PREFERRED STOCK

Pursuant to NRS 78.1955

The undersigned, Chief Executive Officer of OmniReliant Holdings, Inc., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on December 3, 2008 (“Effective Date”):

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Articles of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of 100,000,000 shares of Preferred Stock of the Corporation, in such series and with such designations and such powers, preferences, rights, qualifications, limitations and restrictions thereof as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series; and

NOW, THEREFORE, BE IT RESOLVED:

1.           Designation and Authorized Shares.  The Corporation shall be authorized to issue  Thirteen Million and One Thousand (13,001,000) shares of Series E Preferred Stock, par value $.00001 per share (the “Series E Preferred Stock”).

2.           Voting.  Except as otherwise expressly required by law, each holder of Series E Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to one  (1) vote for each share of Series E Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  Except as otherwise required by law, the holders of shares of Series E Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

3.           Liquidation. The holders of Series E Preferred Stock shall not be entitled to  receive any preference upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series E Preferred Stock shall share ratably with the holders of the common stock of the Corporation.

4.           Conversion. The holder of Series E Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

4.1           Right to Convert.  At any time on or after the date of issuance of the Series E Preferred Stock, the holder of any such shares of Series E Preferred Stock may, at such Holder's option, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series E Preferred Stock held by such person into one (1) share of fully paid and nonassessable shares of Common Stock for each share of Series E Preferred Stock (the "Conversion Rate").

4.2           Mechanics of Voluntary Conversion.  To convert Series E Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the Holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Annex A (the "Conversion Notice"), to the Company.   Upon receipt by the Company of the Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) business days following the date of receipt by the Company, issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series E Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series E Preferred Stock not converted.

4.3           Adjustment to Conversion Rate. The Conversion Rate will be adjusted on a pro-rata basis on the  Effective Date if the price per share of the common stock of the Corporation is trading below One Dollar and Twenty Cents ($1.20) based upon the VWAP at the close of the market.    For example, assuming 13,000,000 shares of Series E Preferred Stock, if the Common  Stock is trading at $1.15, then the shares of Common Stock issued shall equal Thirteen Million Five Hundred Sixty Five Thousand Two Hundred and Seventeen (13,565,217) instead of Thirteen Mi1lion (13,000,000).  VWAP shall mean the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time).

           4.4     Price Protection. For two years following the Effective Date, the Series E Preferred Stock shall have price protection in the event the Company raises money below One Dollar and Twenty Cents ($1.20) per share of Commom Stock (the “Price Protection). If the Company shall raise money at a value of less than $1.20 per share of Common Stock the Conversion Rate shall be adjusted in accordance with Section 4.3 above.  Such Price Protection shall  have a floor of Fifty Cents ($.50) and shall have carve outs for certain exempt issuances (the “Exempt Issuances”) , which shall not trigger the Price Protection set forth herein ..  For the purposes of this Section 4.4, Exempt Issuances means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) securities issuable in accordance with existing obligations of the Company to Company employees, officers, directors, consultants or agents; (f) securities issuable to any employees or former agents of the Company in satisfaction of or in settlement of any disputes or controversies concerning the terms of such person’s employment or separation from the Company and (g) shares of Common Stock issuable in lieu of payments of interest or dividends.

2

5.           Adjustments for Stock Splits, Common Stock Dividends and Combinations:  If, prior to the Conversion Effective Date, outstanding shares of the Common Stock of the Corporation shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Corporation, the Conversion Rate shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and conversely, if outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately reduced.

6.           Reorganizations:  In case of (i) any capital reorganization or any reclassification of the Common Stock (other than as a result of a stock dividend, a subdivision or combination of shares provided for elsewhere in this Section 6), or (ii) the merger, consolidation or reorganization of the Corporation into or with another entity through one or a series of related transactions, or (iii) the sale or conveyance by the Corporation to any other corporation or entity of all or substantially all of its assets (such event becoming applicable hereunder being referred to in this Subsection 6 as the “Event”), the holders of the Series E Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to such Event, upon conversion of the Series E Preferred Stock (or in lieu thereof should such event result in the elimination of the Series E Preferred Stock), the same kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series E Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series E Preferred Stock was convertible immediately prior to such Event, and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series E Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series E Preferred Stock.  Any adjustments made pursuant to this Section 6 shall become effective at the same time as which such Event becomes effective, and concurrent therewith.

3

7.           Successive Adjustments. The adjustments hereinabove referenced shall be made successively if more than one event listed in the above subdivisions of this subsection shall occur.

8.           No Impairment:  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred Stock against impairment or forfeiture.

9.           Consolidation, Merger, Etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Conversion Rate times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

10.         No Redemption.   Shares of Series E Preferred Stock shall not be subject to redemption by the Corporation.

11.         Reserve of Common Shares. The Corporation shall at all times reserve and keep available solely for the purpose of issuance upon conversion of Series E Preferred Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series E Preferred Stock.  All shares of Common Stock which may be issued upon conversion of the shares of Series E Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

12.         Expenses. The issuance of certificates representing shares of Common Stock upon conversion of the Series E Preferred Stock shall be made to each applicable shareholder without charge for any excise tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series E Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any excise tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

4

13.         Verification. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant hereto, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, cause independent public accountants of the Corporation to verify such computation and prepare and furnish to each holder of Series E Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (a) such adjustment or readjustment (b) the Conversion Rate at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his or her shares or Series E Preferred Stock.

14.         Limitations on Corporation; Shareholder Consent.  So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares of Series E Preferred Stock, voting as a class, change the preferences, rights or limitations with respect to the Series E Preferred Stock in any material respect prejudicial to the holders thereof.

15.         Fractional Shares.  Series E Preferred Stock may only be issued in whole shares and not in fractions of a share. If any interest in a fractional share of Series E Preferred Stock would otherwise be deliverable to a person entitled to receive Series E Preferred Stock, the Corporation shall make adjustment for such fractional share interest by rounding up to the next whole share of Series E Preferred Stock.

16.         Record Holders.  The Corporation and its transfer agent, if any, for the Series E Preferred Stock may deem and treat the record holder of any shares of Series E Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation, Powers, Preferences and Rights of Series E Preferred Stock this 3rd day of December 2008.

OMNIRELIANT HOLDINGS, INC.

By:
Paul Morrison
Chief Executive Officer

5

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to convert shares of the Series __ Preferred Stock)

The undersigned hereby elects to convert the number of shares of the Series __ Preferred Stock indicated below, into shares of common stock, no par value per share (the “Common Stock”), of OmniReliant Holdings, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

         Date to Effect Conversion

         _______________________
         Number of shares of Preferred Stock owned prior to Conversion

         _______________________
         Number of shares of Preferred Stock to be Converted

         _______________________
         Stated Value of shares of Preferred Stock to be Converted

         _______________________
         Number of shares of Common Stock to be Issued

         _______________________
         Applicable Set Price

         _______________________
         Number of shares of Preferred Stock subsequent to Conversion

         _______________________

[HOLDER]

By:
Name:
Title:

6

Exhibit B

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

10% SECURED CONVERTIBLE NOTE DUE DECEMBER 31, 2009
OF
ABAZIAS, INC.

Original Principal Amount: Up to $500,000 Issuance Date: August 12, 2008	Tampa, Florida

For Value Received, ABAZIAS INC. a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), hereby promises to pay to the order of OMNIRELIANT HOLDINGS, INC., or its registered assigns or successors-in-interest (“Holder”) the principal sum of up Five Hundred Thousand Dollars (U.S. $500,000.00), together with all accrued but unpaid interest thereon, no later than December 31, 2009 ( the “Maturity Date”) to the extent such principal amount and interest has not been repaid or converted into the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms hereof.  The $500,000.00 shall be disbursed to the Corporation from the Holder in accordance with the following funding schedule: $250,000 on August 14, 2008 and $250,000 on or before September 14, 2008.

Interest on the unpaid and unconverted principal balance hereof shall accrue at the rate of 10% per annum from the date of original issuance hereof (the “Issuance Date”) until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion, redemption or repayment in accordance with the terms hereof or of the other Agreements.  Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

  For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Corporation or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any subsidiary thereof; (b) there is commenced against the Corporation or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

 “Conversion Price” shall equal the greater of (i) $.50 or (ii) the closing bid price of the Corporation’s shares of Common Stock on the date of the Conversion.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Per Share Selling Price” shall include the amount actually paid by any Person for each share of Common Stock in a sale or issuance by the Corporation.  In the event a fee is paid by the Corporation in connection with such transaction directly or indirectly to such Person being sold or issued such securities or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Corporation is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Corporation upon such sale or issuance less the fee amount as provided above).  In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Corporation and the Purchaser.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the OTC Bulletin Board or such other principal market or exchange on which the Common Stock is then listed for trading.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which this Note are convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.
The following terms and conditions shall apply to this Note:

Section 1.  Interest Payments.  Subject to and in accordance with the terms of this Section 1, on each Interest Payment Date the Corporation shall pay to the Holder all interest accrued to date on the entire outstanding principal amount of this Note (“Interest Amount”).  On such Interest Payment Date the Corporation shall pay to the Holder an amount equal to such Interest Amount in satisfaction of such obligation.

2

Section 2. Conversion.

(a)(i) Voluntary Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder’s option, at any time after (i) the sale of substantially all of the assets of the Company to the Holder and provided this Note has not been repaid ; or (ii) an Event of Default;, and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Corporation a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile or electronic transmission.

(a)(ii) Post-Asset Sale Conversion.  In the event the Corporation sells substantially all of its assets to the Holder and provided this Note has not been repaid,  this Note shall automatically convert into outstanding shares of the Corporation as follows; (i) If the Company consummates a merger or acquisition with a company that was introduced to the Company by the Holder, this Note shall automatically convert into twenty five percent (25%) of the outstanding shares of the Corporation, on a fully diluted basis at the time of Conversion.

(b) Common Stock Issuance upon Conversion.  Stock Certificates  The Corporation will deliver to the Holder not later than two (2) Trading Days after the Conversion Date, a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note.

(c) Conversion Price Adjustments.

(i) Reserved.

(ii) Stock Dividends, Splits and Combinations.  If the Corporation or any of its subsidiaries, at any time while this Note are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 2(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(iii) Distributions. If the Corporation or any of its subsidiaries, at any time while this Note are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Corporation or any of its subsidiaries (excluding those referred to in Section 2(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Corporation shall distribute to holders of this Note the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the Conversion Price.

(iv) Common Stock Issuances.  For a period commencing on the date of the Note and continuing at any time while the Note is outstanding, if the Corporation or any of its subsidiaries (A) issues or sells any Common Stock or Convertible Securities, or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding (other than pursuant to terms existing on the date hereof), at or to an effective Per Share Selling Price (the “Lower Per Share Selling Price”) which is less than the then applicable Conversion Price, then in each such case, the Conversion Price in effect immediately prior to such issue or sale or record date shall be automatically reduced effective concurrently with such issue or sale to the Lower Per Share Selling Price (which figure shall be appropriately and equitably adjusted as provided herein for stock splits, stock dividends, and similar events).

3

The foregoing provisions of this subsection shall not apply to issuances or sales of (x) Common Stock upon conversion, exercise or exchange of Convertible Securities outstanding on the issuance date hereof in accordance with the terms in effect on such issuance date, (y) Common Stock or Convertible Securities under the Corporation’s duly adopted stock option and bonus plans for employees and directors, or (z) Common Stock or Convertible Securities issued in a merger/acquisition transaction to which the Corporation is a party.  For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. For purposes of this Section 2(c)(iv), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the affected Conversion Price shall be used.

(v) Rounding of Adjustments. All calculations under this Section 2 or Section 1 shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(vi) Notice of Adjustments. Whenever any affected Conversion Price is adjusted pursuant to Section 2(c)(i), (ii) or (iii) above, the Corporation shall promptly deliver to each holder of this Note, a notice setting forth the affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

           (c) Reservation and Issuance of Underlying Securities.  The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of this Note, not less than such number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 2) upon the conversion of this Note hereunder in Common Stock (including repayments in stock).  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradable.

 (d) Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Corporation at the Corporation’s principal executive offices.

Section 3. Security for the Note.

This Note is secured by the security interest as set forth in the Security Agreement.  This Note is subject to all of the terms and conditions thereof including, but not limited to, the remedies specified therein.

Section 4. Defaults and Remedies.

(a) Events of Default.  An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than five (5) Business Days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for five (5) Business Days after the Corporation has received written notice informing the Corporation that it has failed to issue shares or deliver stock certificates within the fifth day following the Conversion Date; (iii) failure by the Corporation for fifteen (15) days after written notice has been received by the Corporation to comply with any material provision of any of this Note, (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof; (iv) a material breach by the Corporation of its representations or warranties in the Security Agreement ; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Corporation for in excess of $200,000 or for money borrowed the repayment of which is guaranteed by the Corporation for in excess of $200,000, whether such indebtedness or guarantee now exists or shall be created hereafter;

4

           (b) Remedies.  If an Event of Default occurs and is continuing with respect to any of this Note, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 4(a), this Note shall become due and payable without further action or notice.

Section 5. Notice Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and either (i) emailed or (ii) delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Corporation at the facsimile telephone number or address of the Corporation specified in the Security Agreement. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and either (x) emailed or (y) delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when emailed or delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

Section 6. General.

(a) Payment of Expenses.  The Corporation agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Corporation and the Holder.

(c) Assignment, Etc.  The Holder may assign or transfer this Note to any transferee only with the prior written consent of the Corporation, which may not be unreasonably withheld or delayed, provided that (i) the Holder may assign or transfer this Note to any of such Holder’s affiliates without the consent of the Corporation and (ii) upon any Event of Default, the Holder may assign or transfer this Note without the consent of the Corporation.  The Holder shall notify the Corporation of any such assignment or transfer promptly. This Note shall be binding upon the Corporation and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

        (d) No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(e) Governing Law; Jurisdiction.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.  The Corporation irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of Florida, County of Hillsborough, over any suit, action, or proceeding arising out of or relating to this Note.  The Corporation irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.  The Corporation agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law.  The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

5

 (f) Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange.  In the event that Holder notifies the Corporation that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Corporation an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the Note.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed on the day and in the year first above written.

ABAZIAS, INC.

By:
Oscar Rodriguez
Chief Executive Officer

6

EXHIBIT A

FORM OF CONVERSION NOTICE
(To be executed by the Holder in order to convert a Note)

Re:    10% Convertible Note (“Note”) issued by ABAZIAS, INC. to OMNIRELIANT HOLDINGS, INC. in the original principal amount of up to $500,000.00.

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of ABAZIAS, INC. (the “Corporation”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith.

No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 2(i) of this Note.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note.

To the extent the undersigned intends to sell the Underlying Shares issued to the undersigned upon conversion of this Note pursuant to a Registration Statement, the undersigned agrees to comply with all applicable prospectus delivery requirements under the 1933 Act with respect to such sale.

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount
of Note Being Converted

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Address

7

Exhibit C

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of August__, 2008, by and between ABAZIAS, INC., a Delaware corporation (the “Company”), and OMNIRELIANT HOLDINGS, INC., a Nevada corporation (the “Investor”).

A.           The Company wishes to sell to Investor, and Investor wishes to purchase, upon the terms and subject to the conditions set forth in this Agreement, a Convertible Secured Promissory Note, which shall accrue interest at the rates set forth in the Convertible Secured Promissory Note, and which are attached hereto as Exhibit A (the “Note”).

B.           The Company’s obligations under the Note, including without limitation its obligation to make payments of principal thereof and interest thereon, are secured by the assets of the Company, pursuant to the terms of a Security Agreement in the form attached hereto as Exhibit B (the “Security Agreement”).

c.           The Company has also entered into a Financing Agreement (the “Financing Agreement”) with Merchants Mortgage and Trust (“Merchants”), pursuant to which Merchants shall fund TimeShare Loans, Inc., a subsidiary of the Company with no less than Five Million Dollars in financing in order to fund the loan business of Subsidiary

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.           PURCHASE AND SALE OF NOTES.

1.1           Closing.

Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and Investor agrees to purchase a Note with a principal amount of $500,000.  The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York, or such other place as the parties mutually agree upon, when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and Investor, (B) each of the conditions to the Closing described in this Agreement has been satisfied or waived as specified therein and (C) payment of Investor’s Purchase Price (as defined below) payable with respect to the Note being purchased by Investor at the Closing has been made by wire transfer of immediately available funds.  At the Closing, the Company shall deliver to Investor a duly executed instrument representing the Note purchased by such Investor at the Closing.

1.2           Certain Definitions.  When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Principal Market is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Closing” and “Closing Date” have the respective meanings specified in Section 1.1 of this Agreement.

“Commission” means the Securities and Exchange Commission, and any successor regulatory agency.

“Common Stock” means the common stock of the Company, no par value per share.

“Company Subsidiary” means the Subsidiary of the Company.

“Disclosure Documents” means all SEC Documents filed with the Commission at least three (3) Business Days prior to the Execution Date.

“Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Event of Default” has the meaning specified in the Notes.

2

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder (or respective successors thereto).

“Execution Date” means the date of this Agreement.

“GAAP” means U.S. generally accepted accounting principles, applied on a consistent basis.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Lien” means, with respect to any Property, any lien, mortgage, pledge, hypothecation, assignment, security interest, charge, easement or other encumbrance.

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company and the Company Subsidiary taken as a whole, (ii) the ability of the Company or any Company Subsidiary to perform its material obligations under this Agreement or the other Transaction Documents or (iii) the rights and benefits to which an Investor is entitled under this Agreement or any of the other Transaction Documents.

“Material Contracts” means, as to the Company and the Company Subsidiary, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all material amendments, modifications, supplements, renewals or restatements thereof.

“Pension Plan” means an employee pension benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

3

 “Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the American Stock Exchange or the principal exchange, market or quotation system on which the Common Stock is then listed, traded or quoted.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Purchase Price” means, with respect to the Notes purchased at the Closing, the original principal amount of the Note purchased at the Closing.

“SEC Documents” means all reports, schedules, registration statements and definitive proxy statements filed (or required to be filed) by the Company with the Commission.

“Securities Act” has the meaning specified in the recitals of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiary or by such Person and one or more of its Subsidiary.

“Termination Date” means the first date on which there are no Notes outstanding.

“Transaction Documents” means (i) this Agreement, (ii) the Note, (iii) the Security Agreement, and (iv) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

1.3           Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import contained in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.           REPRESENTATIONS AND WARRANTIES OF INVESTOR.

Investor (with respect to itself only) hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date:

4

2.1           Authorization; Enforceability.  Such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor’s name on the signature page hereof with the requisite corporate power and authority to purchase the Note to be purchased by it hereunder and to execute, deliver and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder. This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which such Investor is a party will constitute, such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2           No Conflicts.  The execution and performance of this Agreement and the other Transaction Documents to which it is a party do not conflict in any material respect with any agreement to which such Investor is a party or is bound, any court order or judgment applicable to such Investor, or the constituent documents of such Investor.

2.3           Fees. Such Investor has not agreed to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

2.4.          Accredited Investor. As the date hereof, the Investor warrants that it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

2.5.          Restricted Securities. The Notes or underlying securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of any underlying securities Securities to the Transaction Documents, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

The Purchasers agree to the imprinting, so long as is required by this Section 2.5, of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE]] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

5

2.6           No Reliance.  The Investor has not relied upon the Company or its directors and officers, or the Company’s legal counsel or advisors for investment, legal or tax advice, including advice with respect to the hold periods and resale restrictions imposed upon the Notes by the securities legislation in the jurisdiction in which the Investor resides, and has, if desired, in all cases sought the advice of the Investor’s own personal investment advisor, legal counsel and tax advisors, and the Investor is either experienced in or knowledgeable with regard to the affairs of the Company or, either alone or with its professional advisors, is capable by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Notes, and it is able to bear the economic risk of an investment in the Notes and can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment.

           2.7           Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Notes.

           2.8           Purchase Entirely for Own Account. The Note to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view t the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Note in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Note for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Except as set forth in the SEC Documents, the Company hereby represents and warrants to each Investor and agrees with each Investor that, as of the Execution Date:

3.1           Organization, Good Standing and Qualification.  Each of the Company and the Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted.  Each of the Company and the Company Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

6

3.2           Authorization; Consents.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. Each Company Subsidiary has the requisite power and authority to enter into and perform its obligations under the Security Agreement. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, stockholders, any Governmental Authority or any other Person is required (pursuant to any rule of the Principal Market or otherwise). All corporate action on the part of each Company Subsidiary by its officers, directors, stockholders, members or governors necessary for the authorization, execution and delivery of, and the performance by such Company Subsidiary of its obligations under the Security Agreement has been taken.  The Board of Directors has determined that the sale and issuance of the Notes, and the consummation of the other transactions contemplated hereby and by the other Transaction Documents, are in the best interests of the Company.

3.3           Enforcement.  This Agreement has been duly executed and delivered by the Company, and at the Closing, each of the Company and the Company Subsidiary will have duly executed and delivered each of the other Transaction Documents to which such entity is a party.  This Agreement constitutes, and at the Closing, each of the other Transaction Documents to which the Company or any of the Company Subsidiary is a party will constitute, the valid and legally binding obligations of the Company and the Company Subsidiary, enforceable against the Company and the Company Subsidiary in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.4           Disclosure Documents; Agreements; Financial Statements; Other Information.  The Company is subject to the reporting requirements of the Exchange Act and the Company has filed with the Commission all SEC Documents that the Company was required to file with the Commission on or after December 31, 2006.  The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing.  Each SEC Document filed on or after December 31, 2006, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  To the best of the Company’s knowledge, all documents required to be filed as exhibits to the SEC Documents filed on or after December 31, 2006 have been filed as required.  Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and the Company Subsidiary taken as a whole.  As of their respective dates, the financial statements of the Company included in the SEC Documents filed on or after December 31, 2006 complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).  The Company will prepare the financial statements to be included in any reports, schedules, registration statements and definitive proxy statements that the Company is required to file or files with the Commission after the date hereof in accordance with GAAP (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements).

7

3.5           Due Authorization; Valid Issuance.  The Note is duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, free and clear of any Liens imposed by or through the Company.

3.6           No Conflict; No Violation.  Neither the Company nor any Company Subsidiary is in violation of any provisions of its charter, bylaws or any other governing document.  Neither the Company nor any Company Subsidiary is in violation of or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any violation of any provisions of the Company’s or any Company Subsidiary’s charter, bylaws or any other governing document or in a default under any provision of any instrument or contract to which the Company or Company Subsidiary is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or Company Subsidiary or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or of any Company Subsidiary or the triggering of any preemptive rights or rights of first refusal or first offer.

3.7           Fees.  The Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless such Investor from and against any claim by any person or entity alleging that such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

8

3.8           Foreign Corrupt Practices.  Neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Company Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.9           Employee Matters.  There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their employees.  Other than as set forth in the Disclosure Documents, no employees of the Company or any Company Subsidiary belong to any union or collective bargaining unit. The Company and each Company Subsidiary has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

3.10         Environment.  Except as disclosed in the Disclosure Documents, the Company and the Company Subsidiary have no liabilities under any Environmental Law, nor, to the Company's knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Company Subsidiary has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.11         ERISA.  The Company does not maintain or contribute to, or have any obligation under, any Pension Plan.  The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

3.12         Transfer Taxes. No transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Notes.

3.13         Use of Proceeds. The net proceeds of the sale of the Note A hereunder shall be used by the Company for working capital.  The net proceeds of the sale of Note B hereunder shall be used by the Company to fund Fifteen percent (15.0%) of the loan issued by TimeShare Loans, Inc. under the Financing Agreement.

9

4.           COVENANTS OF THE COMPANY AND EACH INVESTOR.

4.1           Filings and Disclosure Reports.  The Company agrees with each Investor that the Company will:

(a)           on or prior to 8:30 a.m. (eastern time) on the fourth Business Day following the Execution Date, if required, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and

(b)           if required, on or prior to 5:00 p.m. (eastern time) on the fourth Business Day following the Execution Date, file with the Commission a Current Report on Form 8-K disclosing the material terms of and including as exhibits this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; provided, however, that each Investor shall have a reasonable opportunity to review and comment on any such press release, if required, or Form 8-K prior to the issuance or filing thereof; and provided, further, that if the Company fails to issue a press release disclosing the material terms of this Agreement and the other Transaction Documents within the time frames described herein, if required to be filed, any Investor may issue a press release disclosing such information subject to notice to, and consent by, the Company, which consent shall not be unreasonably withheld.  Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

4.2           Existence and Compliance.  The Company agrees that it will, and will cause each Company Subsidiary to, while Investor holds the Note:

(a)           maintain its corporate existence in good standing;

(b)           comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that are immaterial;

(c)           comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that are immaterial;

(d)           timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination; and

(f)           ensure that the Common Stock is at all times quoted on the Principal Market.

4.3           Notice of Event of Default.  Upon the occurrence of an Event of Default, the Company shall (i) notify Investor of the nature of such Event of Default as soon as practicable (but in no event later than one Business Day after the Company becomes aware of such Event of Default), and (ii) not later than two Business Days after delivering such notice to Investor, issue a press release disclosing such Event of Default and take such other actions as may be necessary to ensure that none of the Investors are in the possession of material, nonpublic information as a result of receiving such notice from the Company.

10

5.           CONDITIONS TO CLOSING.

5.1           Conditions to Investors’ Obligations at the Closing.  Investor’s obligations to effect the Closing, including without limitation its obligation to purchase its Note at the Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

5.1.1
the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

5.1.2
the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

5.1.3	the Company shall have executed and delivered to Investor the Note being purchased by Investor at the Closing;

5.1.4	the Company shall have delivered to Investor resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents;

5.1.5
there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents;

5.1.6
there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.

5.1.7	Investor shall have approved the Financing Agreement and confirmed that Merchants has agreed to fund the Company with a revolving line of credit of no less than Five Million Dollars ($5,000,000).

11

5.2           Conditions to Company’s Obligations at the Closing.  The Company’s obligations to effect the Closing with Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.2.1
the representations and warranties of Investor set forth in this Agreement and in the other Transaction Documents to which it is a party shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

5.2.2
Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Closing;

5.2.3
there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

5.2.4	Investor shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Company; and

5.2.5
Investor shall have tendered the Purchase Price for the Note being purchased by it at the Closing by wire transfer of immediately available funds pursuant to the wiring instructions set forth on Exhibit C.

6.	MISCELLANEOUS.

6.1           Survival; Severability.  The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

12

6.2           No Reliance.  Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and, if applicable, on the advice of such advisors, and not on any view (whether written or oral) expressed by any other party.

6.3           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or any other Transaction Document or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.4           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Investor may assign its rights and obligations hereunder in connection with any sale or transfer of the Notes in accordance with the terms hereof and of the other Transaction Documents, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.  The Company may not assign its rights or obligations under this Agreement.

6.5           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission.

13

6.6           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7           Notices.  Any notice, demand or request required or permitted to be given by the Company or the Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Abazias, Inc.
______________
______________
Attn:
Tel:
Fax:

with a copy (which shall not constitute notice) to:

______________
______________
______________
Attn:
Tel:
Fax:

and if to Investor, to such address for such Investor as shall appear on the signature page hereof executed by Investor, or as shall be designated by Investor in writing to the Company in accordance with this Section 6.7.

6.8           Expenses.  The Company and each Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents.

6.9           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Company and by the holders of a majority of the aggregate principal of the Notes then outstanding.   Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Pages to Follow]

14

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

ABAZIAS, INC.

By:          _______________________________
Oscar Rodriguez
Chief Executive Officer

OMNIRELIANT HOLDINGS, INC.

By:          _______________________________
Paul Morrison
Chief Executive Officer

Principal Amount of Note Purchased at Closing:                       $250,000 on August __, 2008
$250,000 on September __, 2008

ADDRESS:

14375 Myerlake Circle
Clearwater, FL 33760
Attention Paul Morrison

Exhibit D-1

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) dated December 3, 2008 by and between Abazias.com, Inc., a Nevada corporation (the “Company”), and Oscar Rodriguez, an individual (the “Executive”).

The Company, a wholly owned subsidiary of OmniReliant Holdings, Inc. (“OmniReliant”), desires to employ the Executive, and the Executive wishes to accept such employment with the Company, upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing facts and mutual agreements set forth below, the parties, intending to be legally bound, agree as follows:

1.           Employment.  The Company hereby agrees to employ Executive, and Executive hereby accepts such employment and agrees to perform Executive’s duties and responsibilities in accordance with the terms and conditions hereinafter set forth.

1.1           Duties and Responsibilities. Executive shall serve as President and Chief Executive Officer of the Company.  During the Employment Term (as defined below), Executive shall perform all duties and accept all responsibilities incident to such positions and other appropriate duties as may be assigned to Executive by the Company’s Board of Directors from time to time.  The Company shall retain full direction and control of the manner, means and methods by which Executive performs the services for which she is employed hereunder and of the place or places at which such services shall be rendered; provided, however, that the Company recognizes that Employee has significant background and experience in day-to-day operations of the business of the Company and, absent a compelling reason, will not interfere with Employee’s decisions concerning these matters.

1.2           Employment Term.  The term of this Agreement shall commence as of [_________] (the “Effective Date”) and shall continue for twenty-four (24) months, unless earlier terminated in accordance with Section 4 hereof.  The term of Executive’s employment shall be automatically renewed for successive one (1) year periods until the Executive or the Company delivers to the other party a written notice of their intent not to renew the Employment Term, such written notice to be delivered at least thirty (30) days prior to the expiration of the then-effective Employment Term.  Upon termination by the Company, Executive is entitled to termination payments pursuant to Section 4 hereof.  The period commencing as of the Effective Date and ending twenty-four (24) months thereafter or such later date to which the term of Executive’s employment under the Agreement shall have been extended by mutual written Agreement is referred to herein as the “Employment Term.”

1.3           Extent of Service.  During the Employment Term, Executive agrees to use Executive’s best efforts to carry out the duties and responsibilities under Section 1.1 hereof and shall devote such time Executive deems is reasonably necessary to perform his duties hereunder.  To that end, the Company acknowledges and agrees that Executive may dedicate some of his business time to other ventures that do not compete directly with the business of the Company and that doing so shall not be a violation of Executive’s obligations under this Agreement.

1.4           Base Salary.  The Company shall pay Executive a base salary (the “Base Salary”) at the annual rate of One Hundred Thousand Dollars per year ($100,000.00), payable at such times as the Company customarily pays its other senior level executives (but in any event no less often than monthly).

1.5           Bonus. It is hereby acknowledged, Executive shall be eligible for an annual bonus based on performance of the Company. The Board of Directors of the Company will use its discretion to determine Bonus amount based on sales, gross margin, EBITDA, operating profits amongst other non-financial consideration.

1.6           Incentive Compensation.  In the event the Company sells for in excess of Fifteen Million Dollars ($15,000,000) in cash within two (2) years of the Closing Date, as that term is defined in the Securities Purchase Agreement by and between the OmniReliant, Abazias, Inc. and Abazias.com, Inc., the Executive shall receive additional compensation. The additional compensation will be fifty percent (50%) of every dollar over Fifteen Million dollars ($15,000,000) in cash and up to Seventeen Million dollars ($17,000,000) and Seven and One half percent (7.5%) of the cash in excess of $17,000,000 (the “Incentive Compensation”).

1.7           Other Benefits.  During the Employment Term, Executive shall be entitled to participate in all employee benefit plans and programs made available to OmniReliant’s senior level executives as a group or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, medical, dental, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection and travel accident insurance.  Executive shall be provided office space and staff assistance appropriate for Executive’s position and adequate for the performance of his duties.

1.8           Miscellaneous.  Executive shall be provided with reimbursement of expenses related to Executive’s employment by the Company.  Executive shall be entitled to vacation and holidays in accordance with the Company’s normal personnel policies for senior level executives.

1.9     Sign On Bonus.   At Effective Date, Executive shall be paid Three Hundred and Eleven Thousand Three Hundred Dollars ($311,300.00) as a sign on bonus.

2.           Confidential Information.  Executive recognizes and acknowledges that by reason of Executive’s employment by and service to the Company before, during and, if applicable, after the Employment Term, Executive will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, customer lists and addresses, cost and pricing information, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”).  Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company.  Executive covenants that he will not, unless expressly authorized in writing by the Board of Directors, at any time during the course of Executive’s employment use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Executive’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.

2

Executive also covenants that at any time after the termination of such employment, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Executive or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Executive to divulge, disclose or make accessible such information.

All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Executive’s possession during the course of Executive’s employment shall remain the property of the Company.  Upon termination of Executive’s employment, the Executive agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Executive’s possession.

3.           Non-Competition; Non-Solicitation.

3.1           Non-Compete.  The Executive hereby covenants and agrees that during the term of this Agreement, the Executive will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area.  For the purpose of this Agreement, (i) “Competing Business” means the sale, trade, import or export, via the internet, wholesale, retail and any other channels not exclusively named herein, of diamonds and jewelry.  and (ii) “Covered Area” means all geographical areas of the United States, South America, and other foreign jurisdictions where Company then has offices and/or sells its products directly or indirectly through distributors and/or other sales agents.    Notwithstanding the foregoing, the Executive may own shares of companies whose securities are publicly traded, so long as such securities do not constitute more than five percent (5%) of the outstanding securities of any such company.

3.2           Non-Solicitation.  The Executive hereby covenants and agrees that during the term of this Agreement, the Executive will not divert any business of the Company or any customers or suppliers of the Company and/or the Company’s business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company.

3.3           Remedies.  The Executive acknowledges and agrees that his obligations provided herein are necessary and reasonable in order to protect the Company and their respective business and the Executive expressly agrees that monetary damages would be inadequate to compensate the Company for any breach by the Executive of his covenants and agreements set forth herein.  Accordingly, the Executive agrees and acknowledges that any such violation or threatened violation of this Section 3 will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to obtain injunctive relief against he threatened breach of this Section 3 or the continuation of any such breach by the Executive without the necessity of proving actual damages.

3

4.           Termination.

4.1           By Company.

(a)                The Company may terminate Executive's employment prior to the expiration of the Term (“Termination”).  If such termination by the Company is for any reason other than a Termination for Cause (as defined in Section 4.1(b) hereof), or Executive’s death or disability, then:
(i)         all unvested options, warrants and other equity grants shall vest immediately,

(ii)        Executive shall be entitled to a continuation of health and other medical benefits and coverage at the cost and expense of the Company for a period of not less than eighteen (18) months, in consideration for all of which the parties hereto shall exchange mutual releases of claims,

(iii)       Executive shall be entitled to retain the signing bonus issued pursuant to Section 1.9 above, and

(iv)       Executive shall be entitled to receive Incentive Compensation pursuant to Section 1.6.

(b)  For purposes of this Agreement, the term "Termination for Cause" means, a termination by reason of any of the following:

(i)  Executive’s conviction of or entrance of a plea of guilty or nolo contendere to a felony; or

(ii)  Executive is engaging or has engaged in material fraud, material dishonesty, or other acts of willful and continued misconduct in connection with the business affairs of the Company;

provided, however, that (x) no conduct by Executive shall be deemed willful for purposes of this Section 4.1 if Executive believed in good faith that such conduct was in or not opposed to the best interests of the Company, and (y) Cause shall in no event be deemed to exist with respect to clause (ii) above, unless Executive shall have first received written notice from the Board of Directors advising Executive of the specific acts or omissions alleged to constitute misconduct, and such misconduct continues after Executive shall have had a reasonable opportunity (which shall be defined as a period of time consisting of at least fifteen (15) days from the date Executive receives said notice) to correct the acts or omissions so complained of.

(c)  For purposes of this Agreement, Executive’s employment shall be deemed to have been terminated Without Cause in the event of:

(i)  the material reduction of Executive’s title, authority, duties or responsibilities, or the assignment to Executive of duties materially inconsistent with Executive’s positions with the Company as stated in Section 1 hereof;

4

(ii)  a reduction in the Base Salary of Executive;

(iii)  the Company’s failure to pay Executive any amounts otherwise due hereunder or under any plan, policy, program, agreement, arrangement or other commitment of the Company if such failure is not cured by the Company within fifteen (15) days of notice of such failure; or

(iv)  any other material breach by the Company of this Agreement.

(d)  If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits which Executive receives or is entitled to receive from the Company, would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code (whether or not under an existing plan, arrangement or other agreement) (each such parachute payment, a “Parachute Payment”), and would result in the imposition on the Executive of an excise tax under Section 4999 of the Internal Revenue Code, then, in addition to any other benefits to which the Executive is entitled under this Agreement, the Executive shall be paid by the Company an amount in cash equal to the sum of the excise taxes payable by the Executive by reason of receiving Parachute Payments plus the amount necessary to put the Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including without limitation any payments under this Section 4.1(d)) as if no excise taxes had been imposed with respect to Parachute Payments.

4.2           By Executive’s Death or Disability.  This Agreement shall also be terminated upon the Executive’s death and/or a finding of permanent physical or mental disability, such disability expected to result in death or to be of a continuous duration of no less than twelve (12) months, and the Executive is unable to perform his usual and essential duties for the Company.  In the event of dispute over disability, a supported medical analysis and conclusion by Employee’s personal physician shall be determinative.  In the event of termination by reason of Executive’s death and/or permanent disability, Executive or his executors, legal representatives or administrators, as applicable, shall be entitled to an amount equal to Executive’s Base Salary accrued through the date of termination, plus a pro rata share of any annual bonus to which Executive would otherwise be entitled for the year which death or permanent disability occurs as well as be eligible to receive the compensation set forth in Section 1.6 above.

4.4           Voluntary Termination.  Executive may voluntarily terminate the Employment Term upon thirty (30) days’ prior written notice for any reason; provided, however, that no further payments shall be due under this Agreement in that event except that Executive shall be entitled to any benefits due under any compensation or benefit plan provided by the Company for executives or otherwise outside of this Agreement.

5

5.           General Provisions.

5.1           Modification: No Waiver.  No modification, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.  Failure of any party at any time to enforce any provisions of this Agreement or any rights or to exercise any elections hall in no way be considered to be a waiver of such provisions, rights or elections and shall in no way affect the validity of this Agreement.  The exercise by any party of any of its rights or any of the elections under this Agreement shall not preclude or prejudice such party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

5.2           Further Assurances.  Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

5.3           Notices.  All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:	Abazias.com, Inc.
5214 SW 91st Terrace Suite A
Gainesville, FL 32608

With a Copy to:	OmniReliant Holdings, Inc.
14375 Myerlake Circle
Clearwater, FL 33760
Attention: Paul Morrison

If to Executive, to:	Oscar Rodriguez
5214 SW 91st Terrace Suite A
Gainesville, FL 32608

or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other in the manner specified in this Section.

5.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

5.5           Severability.  Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provisions or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

6

5.6           Successors and Assigns.  Executive may not assign this Agreement without the prior written consent of the Company.  The Company may assign its rights without the written consent of the executive, so long as the Company or its assignee complies with the other material terms of this Agreement.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and the Executive’s rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors.

5.7           Entire Agreement.  This Agreement supersedes all prior agreements and understandings between the parties, oral or written.  No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

5.8           Counterparts; Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which taken together shall constitute one and the same instrument.  This Agreement may be executed by facsimile with original signatures to follow.

[SIGNATURE PAGE TO FOLLOW]

7

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

ABAZIAS.COM, INC.

By:
Jesus Diaz
Chief Financial Officer

OSCAR RODRIGUEZ

By:
OSCAR RODRIGUEZ

8

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) dated December 3, 2008 by and between Abazias.com, Inc., a Nevada corporation (the “Company”), and Jesus Diaz, an individual (the “Executive”).

The Company, a wholly owned subsidiary of OmniReliant Holdings, Inc. (“OmniReliant”), desires to employ the Executive, and the Executive wishes to accept such employment with the Company, upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing facts and mutual agreements set forth below, the parties, intending to be legally bound, agree as follows:

1.           Employment.  The Company hereby agrees to employ Executive, and Executive hereby accepts such employment and agrees to perform Executive’s duties and responsibilities in accordance with the terms and conditions hereinafter set forth.

1.1           Duties and Responsibilities. Executive shall serve as Vice President, Chief Financial Officer and Chief Operating Officer of the Company.  During the Employment Term (as defined below), Executive shall perform all duties and accept all responsibilities incident to such positions and other appropriate duties as may be assigned to Executive by the Company’s Board of Directors from time to time.  The Company shall retain full direction and control of the manner, means and methods by which Executive performs the services for which she is employed hereunder and of the place or places at which such services shall be rendered; provided, however, that the Company recognizes that Employee has significant background and experience in day-to-day operations of the business of the Company and, absent a compelling reason, will not interfere with Employee’s decisions concerning these matters.

1.2           Employment Term.  The term of this Agreement shall commence as of [_________] (the “Effective Date”) and shall continue for twenty-four (24) months, unless earlier terminated in accordance with Section 4 hereof.  The term of Executive’s employment shall be automatically renewed for successive one (1) year periods until the Executive or the Company delivers to the other party a written notice of their intent not to renew the Employment Term, such written notice to be delivered at least thirty (30) days prior to the expiration of the then-effective Employment Term.  Upon termination by the Company, Executive is entitled to termination payments pursuant to Section 4 hereof.  The period commencing as of the Effective Date and ending twenty-four (24) months thereafter or such later date to which the term of Executive’s employment under the Agreement shall have been extended by mutual written Agreement is referred to herein as the “Employment Term.”

1.3           Extent of Service.  During the Employment Term, Executive agrees to use Executive’s best efforts to carry out the duties and responsibilities under Section 1.1 hereof and shall devote such time Executive deems is reasonably necessary to perform his duties hereunder.  To that end, the Company acknowledges and agrees that Executive may dedicate some of his business time to other ventures that do not compete directly with the business of the Company and that doing so shall not be a violation of Executive’s obligations under this Agreement.

9

1.4           Base Salary.  The Company shall pay Executive a base salary (the “Base Salary”) at the annual rate of Eighty-Five Thousand Dollars per year ($85,000.00), payable at such times as the Company customarily pays its other senior level executives (but in any event no less often than monthly).

1.5           Bonus. It is hereby acknowledged, Executive shall be eligible for an annual bonus based on performance of the Company. The Board of Directors of the Company will use its discretion to determine Bonus amount based on sales, gross margin, EBITDA, operating profits amongst other non-financial consideration.

1.6           Incentive Compensation.  In the event the Company sells for in excess of Fifteen Million Dollars ($15,000,000) in cash within two (2) years of the Closing Date, as that term is defined in the Securities Purchase Agreement by and between the OmniReliant, Abazias, Inc. and Abazias.com, Inc., the Executive shall receive additional compensation. The additional compensation will be fifty percent (50%) of every dollar over Fifteen Million dollars ($15,000,000) in cash and up to Seventeen Million dollars ($17,000,000) and Seven and One half percent (7.5%) of the cash in excess of $17,000,000 (the “Incentive Compensation”).

1.7           Other Benefits.  During the Employment Term, Executive shall be entitled to participate in all employee benefit plans and programs made available to OmniReliant’s senior level executives as a group or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, medical, dental, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection and travel accident insurance.  Executive shall be provided office space and staff assistance appropriate for Executive’s position and adequate for the performance of his duties.

1.8           Miscellaneous.  Executive shall be provided with reimbursement of expenses related to Executive’s employment by the Company.  Executive shall be entitled to vacation and holidays in accordance with the Company’s normal personnel policies for senior level executives.

1.9     Sign On Bonus.   At Effective Date, Executive shall be paid One Hundred and Six Thousand Three Hundred and Fifty Dollars ($106,350.00) as a sign on bonus.

2.           Confidential Information.  Executive recognizes and acknowledges that by reason of Executive’s employment by and service to the Company before, during and, if applicable, after the Employment Term, Executive will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, customer lists and addresses, cost and pricing information, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”).  Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company.  Executive covenants that he will not, unless expressly authorized in writing by the Board of Directors, at any time during the course of Executive’s employment use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Executive’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.

10

Executive also covenants that at any time after the termination of such employment, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Executive or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Executive to divulge, disclose or make accessible such information.

All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Executive’s possession during the course of Executive’s employment shall remain the property of the Company.  Upon termination of Executive’s employment, the Executive agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Executive’s possession.

3.           Non-Competition; Non-Solicitation.

3.1           Non-Compete.  The Executive hereby covenants and agrees that during the term of this Agreement, the Executive will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area.  For the purpose of this Agreement, (i) “Competing Business” means the sale, trade, import or export, via the internet, wholesale, retail and any other channels not exclusively named herein, of diamonds and jewelry.  and (ii) “Covered Area” means all geographical areas of the United States, South America, and other foreign jurisdictions where Company then has offices and/or sells its products directly or indirectly through distributors and/or other sales agents.    Notwithstanding the foregoing, the Executive may own shares of companies whose securities are publicly traded, so long as such securities do not constitute more than five percent (5%) of the outstanding securities of any such company.

3.2           Non-Solicitation.  The Executive hereby covenants and agrees that during the term of this Agreement, the Executive will not divert any business of the Company or any customers or suppliers of the Company and/or the Company’s business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company.

3.3           Remedies.  The Executive acknowledges and agrees that his obligations provided herein are necessary and reasonable in order to protect the Company and their respective business and the Executive expressly agrees that monetary damages would be inadequate to compensate the Company for any breach by the Executive of his covenants and agreements set forth herein.  Accordingly, the Executive agrees and acknowledges that any such violation or threatened violation of this Section 3 will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to obtain injunctive relief against he threatened breach of this Section 3 or the continuation of any such breach by the Executive without the necessity of proving actual damages.

11

4.           Termination.

4.1           By Company.

(a)                The Company may terminate Executive's employment prior to the expiration of the Term (“Termination”).  If such termination by the Company is for any reason other than a Termination for Cause (as defined in Section 4.1(b) hereof), or Executive’s death or disability, then:
(i)         all unvested options, warrants and other equity grants shall vest immediately,

(ii)         Executive shall be entitled to a continuation of health and other medical benefits and coverage at the cost and expense of the Company for a period of not less than eighteen (18) months, in consideration for all of which the parties hereto shall exchange mutual releases of claims,

(iii)        Executive shall be entitled to retain the signing bonus issued pursuant to Section 1.9 above, and

(iv)       Executive shall be entitled to receive Incentive Compensation pursuant to Section 1.6.

 (b)  For purposes of this Agreement, the term "Termination for Cause" means, a termination by reason of any of the following:

(i)  Executive’s conviction of or entrance of a plea of guilty or nolo contendere to a felony; or

(ii)  Executive is engaging or has engaged in material fraud, material dishonesty, or other acts of willful and continued misconduct in connection with the business affairs of the Company;

provided, however, that (x) no conduct by Executive shall be deemed willful for purposes of this Section 4.1 if Executive believed in good faith that such conduct was in or not opposed to the best interests of the Company, and (y) Cause shall in no event be deemed to exist with respect to clause (ii) above, unless Executive shall have first received written notice from the Board of Directors advising Executive of the specific acts or omissions alleged to constitute misconduct, and such misconduct continues after Executive shall have had a reasonable opportunity (which shall be defined as a period of time consisting of at least fifteen (15) days from the date Executive receives said notice) to correct the acts or omissions so complained of.

(c)  For purposes of this Agreement, Executive’s employment shall be deemed to have been terminated Without Cause in the event of:

(i)  the material reduction by the Company of Executive’s title, authority, duties or responsibilities, or the assignment to Executive of duties materially inconsistent with Executive’s positions with the Company as stated in Section 1 hereof;

12

(ii)  a reduction by the Company in the Base Salary of Executive;

(iii)  the Company’s failure to pay Executive any amounts otherwise due hereunder or under any plan, policy, program, agreement, arrangement or other commitment of the Company if such failure is not cured by the Company within fifteen (15) days of notice of such failure; or

(iv)  any other material breach by the Company of this Agreement.

(d)  If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits which Executive receives or is entitled to receive from the Company, would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code (whether or not under an existing plan, arrangement or other agreement) (each such parachute payment, a “Parachute Payment”), and would result in the imposition on the Executive of an excise tax under Section 4999 of the Internal Revenue Code, then, in addition to any other benefits to which the Executive is entitled under this Agreement, the Executive shall be paid by the Company an amount in cash equal to the sum of the excise taxes payable by the Executive by reason of receiving Parachute Payments plus the amount necessary to put the Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including without limitation any payments under this Section 4.1(d)) as if no excise taxes had been imposed with respect to Parachute Payments.

4.2           By Executive’s Death or Disability.  This Agreement shall also be terminated upon the Executive’s death and/or a finding of permanent physical or mental disability, such disability expected to result in death or to be of a continuous duration of no less than twelve (12) months, and the Executive is unable to perform his usual and essential duties for the Company.  In the event of dispute over disability, a supported medical analysis and conclusion by Employee’s personal physician shall be determinative.  In the event of termination by reason of Executive’s death and/or permanent disability, Executive or his executors, legal representatives or administrators, as applicable, shall be entitled to an amount equal to Executive’s Base Salary accrued through the date of termination, plus a pro rata share of any annual bonus to which Executive would otherwise be entitled for the year which death or permanent disability occurs as well as be eligible to receive the compensation set forth in Section 1.6 above.

4.4           Voluntary Termination.  Executive may voluntarily terminate the Employment Term upon thirty (30) days’ prior written notice for any reason; provided, however, that no further payments shall be due under this Agreement in that event except that Executive shall be entitled to any benefits due under any compensation or benefit plan provided by the Company for executives or otherwise outside of this Agreement.

13

5.           General Provisions.

5.1           Modification: No Waiver.  No modification, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.  Failure of any party at any time to enforce any provisions of this Agreement or any rights or to exercise any elections hall in no way be considered to be a waiver of such provisions, rights or elections and shall in no way affect the validity of this Agreement.  The exercise by any party of any of its rights or any of the elections under this Agreement shall not preclude or prejudice such party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

5.2           Further Assurances.  Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

5.3           Notices.  All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:	Abazias.com, Inc.
5214 SW 91st Terrace Suite A
Gainesville, FL 32608

With a Copy to:	OmniReliant Holdings, Inc.
14375 Myerlake Circle
Clearwater, FL 33760
Attention: Paul Morrison

If to Executive, to:	Jesus Diaz
5214 SW 91st Terrace Suite A
Gainesville, FL 32608

or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other in the manner specified in this Section.

5.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

5.5           Severability.  Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provisions or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

5.6           Successors and Assigns.  Executive may not assign this Agreement without the prior written consent of the Company.  The Company may assign its rights without the written consent of the executive, so long as the Company or its assignee complies with the other material terms of this Agreement.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and the Executive’s rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors.

14

5.7           Entire Agreement.  This Agreement supersedes all prior agreements and understandings between the parties, oral or written.  No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

5.8           Counterparts; Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which taken together shall constitute one and the same instrument.  This Agreement may be executed by facsimile with original signatures to follow.

[SIGNATURE PAGE TO FOLLOW]

15

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

ABAZIAS.COM, INC.

By:
Oscar Rodriguez
Chief Executive Officer

JESUS DIAZ

By:
Jesus Diaz

16

Exhibit D-2

CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT, dated as of November 1, 2007(the "Agreement"), by and between Abazias, Inc., a Delaware Corporation (the "Company") and Strategic Capital Advisors, Inc., a Nevada Corporation whose office is located at 4911 S.W. 91st Terrace Suite A, Gainesville, Florida (the "Consultant"); (a "Party", collectively, the "Parties").

RECITALS

         WHEREAS, the Company has requested of Consultant and the Consultant has agreed to provide certain strategic, financial, and other general corporate consulting services to the Company.

         WHEREAS, in connection with and in consideration for such services, the Company has agreed to compensate Consultant according to the terms outlined in Item 2, Compensation below.

 WHEREAS, the parties wish to reduce to writing their oral agreement concerning the matters which are the subject of this Agreement.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

         1.       Services.        Consultant agrees to familiarize itself to the extent it deems appropriate and feasible, and to an extent acceptable to the Company,  with the business, operations, properties, financial condition and prospects of the Company and to perform and provide, as the Company reasonably and specifically requests, certain strategic, financial, and other general corporate consulting services to the Company("Services"), including but not limited to: (i) identifying prospective strategic partners and strategic alliances (except reverse mergers designed to take a private company public); (ii) planning, strategizing and negotiating with potential strategic business partners; (iii) assisting with business development; (iv) reporting as to developments concerning the industry which may be relevant or of interest or concern to the Company or the Company's business; (v) developing strategic planning issues; (vi) providing management consulting services including: analyzing historical operational performance, reviewing operational performance of the Company, making recommendations to enhance the operational efficiency of the Company; and (vii) consulting on alternatives to enhance the growth of the Company.

NONE OF THE SERVICES PROVIDED BY CONSULTANT HEREIN SHALL INVOLVE THE RAISING OF DEBT OR EQUITY CAPITALAND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS AN OBLIGATION  OR REQUIRMENT OF CONSULTANT TO RAISE DEBT OR EQUITY CAPITAL.

The Parties hereby confirm and acknowledge that the services rendered by Consultant hereunder: (a) consist and will consist of bona fide services rendered and to be rendered to Company, (b) are not and will not be in connection with the offer or sale of securities in capital raising transactions, and (c) do not and will not promote or maintain a market for the securities of Company.

         2.       Compensation.

(i) In consideration of the Services to be provided by the Consultant, the amount of $82,350.00 U.S. dollars to be paid upon effective closing of the merger of Abazias Inc., with OmniReliant Holdings Inc..

(ii)    It is expressly understood and agreed that in connection with the Services to be performed by the Consultant, the Consultant shall be solely responsible for any and all taxes arising from the consulting fees paid to the Consultant hereinafter.

         3.       Term.    Consultant's engagement shall be for a period of twelve (12) months (the "Term"). Thereafter, the Agreement may be terminated by either the Company or Consultant at any time, with or without cause, upon written notice to that effect to the other party.

         4.       Non-Competition.  The Consultant hereby covenants and agrees that for a period of two (2) years  following the term of this Agreement, the Executive will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business.  For the purpose of this Agreement, (i) “Competing Business” means the sale, trade, import or export, via the internet, wholesale, retail and any other channels not exclusively named herein, but related exclusively to the categories of diamonds and jewelry.  Notwithstanding the foregoing, the Executive may own shares of companies whose securities are publicly traded, so long as such securities do not constitute more than five percent (5%) of the outstanding securities of any such company.

         5.       Information.      The Company may furnish Consultant such information as Consultant reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the "Information"). The Company understands and agrees that Consultant, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding the Company and any potential partners and that Consultant shall not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by Consultant in connection with the rendering of its services. Accordingly, Consultant shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the Company or any potential partner. With respect to any financial forecasts and projections made available to Consultant by the Company or any potential partners and used by Consultant in its analysis, Consultant shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or any potential partner, as the case may be, as to the matters covered thereby.

         6.       Timely Appraisals.        The Company hereby agrees to use its commercially reasonable efforts to keep Consultant up to date and apprised of all business, market and legal developments related to the Company and its operations and management. Accordingly:

                   (i)      the Company may provide Consultant with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements;

                   (ii)     Consultant shall keep all documents and information supplied to it hereunder confidential.

         7.       Representations and Warranties.    The Consultant hereby represents and warrants to the Company that:

                   (i)      he has full legal capacity to enter into this Agreement and to provide the Services hereunder without violation or conflict with any other agreement or instrument to which the Consultant is a party or may be bound;

                   (ii)     in the course of performing the Services hereunder, the Consultant will not infringe the patent, trademark or copyright (collectively, "Intellectual Property") of any third party;

                  (iii)   the execution, delivery and performance of this Agreement does not and will not conflict with, violate or breach its constituent documents or any agreement (including, without limitation, any other distribution agreement), decree, order or judgment or any law or regulation to which it is a party or subject or by which it or any of its properties or assets is bound.

         8.       Relationship of the Parties.       The Consultant shall be an independent contractor and the Consultant shall not be considered in any manner an employee of the Company and the relationship of the Company and the Consultant shall not in any manner create an employer-employee relationship between the parties.

         9.       Reliance on Others.  The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

         10.     No Rights in Shareholders, etc.  The Company recognizes that Consultant has been engaged only by the Company, and that the Company's engagement of Consultant is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of the Company or any other person not a party hereto as against Consultant or any of its affiliates or any of their respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the Company's engagement of Consultant or any statements, advice, opinions or conduct by Consultant. Without limiting the foregoing, any opinions or advice rendered to the Company's Board of Directors or management in the course of the Company's engagement of Consultant are for the purpose of assisting the Board or management, as the case may be, in evaluating the Transaction and do not constitute a recommendation to any shareholder of the Company concerning action that such shareholder might or should take in connection with the Transaction. Consultant's role herein is that of an independent contractor; nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and Consultant.

         11.     No Waiver.        The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

         12.     Entire Agreement.  This Agreement constitutes the entire Agreement and understanding of the parties hereto.

         13.     Amendments.   No amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by each of the parties hereto.

         14.     Governing Law; Jurisdiction.       This  Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Florida applicable to agreements made and to be performed entirely therein. In the event that either Party hereto shall take legal action to enforce any of the provisions of this Agreement, the Parties agree that the exclusive jurisdiction for such legal action shall be the state courts of Florida or the federal courts residing in the State of Florida.

         15.     Binding Effect.   This Agreement shall bind and inure to the benefit of the Parties, their successors and assigns.

         16.     Notices. Any notice under the provisions of this Agreement shall be deemed given when received and shall be given by hand, reputable overnight courier service or by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this section.

         17.     Unenforceability; Severability.  If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the Parties with the same force and effect as though the unenforceable part had been severed and deleted.

        18.      Intentionally Omitted.

         19.     Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument the date first above written.

ABAZIAS, INC.

By:

Oscar Rodriguez, President

CONSULTANT

By:

Robb Rill, President
Strategic Capital Advisors Inc.

Schedules to Securities Purchase Agreement

Schedule 4.6

Abazias, Inc., parent, 100% ownership.

1

Schedule 4.8

None

2

Schedule 4.11

None

3

Schedule 4.12

None

4

Schedule 4.13

None

5

Schedule 4.14

6

Schedule 4.15

Form 4562 — Depreciation and Amortization Report — 2007

[illegible]
Tax Year 2008 - Projected
Form 1120 - All Assets
► Keep for your records
[illegible]

Asset Description	Code	Date in Service	Cost (net of land)	Land	Business Use %	Section 179	Special Depreciation Allowance	Depreciable Basis	Life	Method/ Convention	Prior Depreciation	Current Depreciation	Accumulated Depreciation
DEPRECIATION													
Main Activity													
[illegible]		[illegible]	[illegible]		[illegible]			[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]		[illegible]	[illegible]		[illegible]		[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]
TOTALS			4,936	0		0	[illegible]	[illegible]			[illegible]	[illegible]	[illegible]
AMORTIZATION													
Main Activity													
[illegible]		[illegible]	[illegible]		[illegible]			[illegible]	[illegible]		[illegible]	[illegible]	[illegible]
TOTALS			[illegible]			0	0	[illegible]			[illegible]	[illegible]	[illegible]

[illegible]

7

Schedule 4.16

None

8

Schedule 4.17

Real Estate Lease

This Triple Net Lease Agreement (this “Lease”) is dated August 1, 2008, by and between Oscar Rodriguez, (“Landlord”), and Abazias, Inc- (“Tenant”).  The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant approximately 1550 square feet of commercial space for the sole purpose of operation office space only (the “Premises”) located at 5214 S.W. 91st Terrace Suite A, Gainesville, FL 32608.

TERM.  The Triple Net Lease term will begin on August 01, 2008 and will terminate on July 31, 2010.

LEASE PAYMENTS.  Tenant shall pay to Landlord lease payments of $2,650 in advance on the first day of each month, for a total lease payment of $31,800.00.  Lease payments shall be made to Landlord at 5214 S.W. 91st Terrace Suite A, Gainesville, FL 32608 which may be changed from time to time by the Landlord.

Additional Triple Net Fees are assessed in the following yearly values:
Property Taxes: $6,835
Insurance: $3,729
Association and Maintenance: $3,487

To be paid in monthly installments of $1,170.92, making the some of the monthly payments $3,820.92, for a yearly total payment of $45,851.

POSSESSION. Tenant shall be entitled to the possession on the first day of the term of this Lease, and shall yield possession to the Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing.  At the expiration of the term, Tenant shall remove its goods and effects and peaceably yield up the Premises to Landlord in as good a condition as when delivered to Tenant, ordinary wear and tear excepted.

USE OF PREMISES/ABSENCES. Tenant shall occupy and use the Premises as a commercial unit and for the stated purpose only.  Tenant shall notify Landlord of any anticipated extended absence from the Premises not later than the first day of the extended absence.

OCCUMPANTS. Nobody other than direct employees, agents, or customers of the Spay may occupy the premises unless the prior written consent of the Landlord is obtained.

9

PETS. No pets shall be allowed on the Premises.

PARKING. Tenant shall be entitled to general parking(s) for the parking of motor  vehicle(s).

PROPERTY INSURANCE. Landlord and Tenant shall each be responsible to maintain appropriate insurance for their respective interests in the Premises and property located on the Premises.

KEYS. Tenant will be given 1 key(s) to the Premises and 1 mailbox key(s). If all keys are not returned to Landlord following termination of the Lease, Tenant shall be charged $25.00.

LOCKOUT. If the Tenant becomes locked out of the Premises, Tenant will be charged $50.00 to regain entry.

UTILITIES AND SERVICES. Tenant shall be responsible for all utilities and services incurred in connection with the Premises.

TERMINATION UPON SALE OF PREMISES. Notwithstanding any other provision of this Lease, Landlord may terminate this lease upon 60 days’ written notice to Tenant that the Premises have been sold.

HABITABILITY. Tenant has inspected the Premises and fixtures (or has had the Premises inspected on behalf of the Tenant), and acknowledges that the Premises are in a reasonable and acceptable condition of habitability for their intended use, and the agreed lease payments are fair and reasonable. If the condition changes so that, in the Tenant’s opinion, the habitability and rental value of the Premises are adversely affected, Tenant shall promptly provide reasonable notice to Landlord.

DEFAULTS. Tenant shall be in default of this Lease if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 5 days (or any other obligation within 10 days) after written notice of such default is provided by Landlord to Tenant, Landlord may elect to cure such default and the cost of such action shall be added to Tenant’s financial obligations under this Lease. All sums of money or charges required to be paid by Tenant under this Lease shall be additional rent, whether or not such sums or charges are designated as “additional rent”. The rights provided by this paragraph are cumulative in nature and are in addition to any other rights afforded by law.

LATE PAYMENTS. For any payment that is not paid within 5 days after its due date, Tenant shall pay a late fee of $50.00 per day beyond the 5 days.

HOLDOVER. If Tenant maintains possession of the Premises for any period after the termination of this Lease (“Holdover Period”), Tenant shall pay to Landlord lease payment(s) during the Holdover Period at a rate equal to 110% of the most recent rate preceding the Holdover Period. Such Holdover shall constitute a month-to-month extension of this Lease.

10

CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

NON-SUFFICIENT FUNDS. Tenant shall be charged $25.00 for each check that is returned to Landlord for lack of sufficient Funds.

REMODELING OR STRUCTURAL IMPROVEMENTS. Tenants shall be allowed to conduct construction or remodeling (at Tenant’s expense) only with the prior written consent of the landlord which shall not be unreasonably withheld. At the end of the lease term, tenant shall not be entitled to remove (or at the request of Landlord shall remove) any such fixtures without written approval, and shall restore the premises to substantially the same condition that existed at the commencement of this lease.

ACCESS BY LANDLORD TO PREMISES.  Subject to Tenant’s consent (which shall not be unreasonably withheld), Landlord shall have the right to enter the Premises to make inspections, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workers. As provided by law, in the case of an emergency, Landlord may enter the Premises without the Tenant’s consent. During the last three months of this Lease, or any extension of this Lease, Landlord shall be allowed to display the usual “To Let” signs and show the Premises to prospective tenants.

INDEMNITY REGARDING USE OF PREMISES. To the extent permitted by law, Tenant agrees to indemnity, hold harmless, and defend Landlord from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which Landlord may suffer or incur in connection with Tenant’s possession, use or misuse of the Premises, except Landlord’s act or negligence.

DANGEROUS MATERIALS. Tenant shall not keep or have on the Premises any article or thing of dangerous, flammable, or explosive character that might substantially increase the danger of fire on the Premises, or that might be considered hazardous by a responsible insurance company, unless the prior written consent of Landlord is obtained and proof of adequate insurance protection is provided by Tenant to Landlord.

COMPLIANCE WITH REGULATIONS. Tenant shall promptly with all laws, ordinances, requirements and regulations of the federal, state, county, municipal and other authorities, and the fire insurance underwriters. However, Tenant shall not by this  provision be required to make alterations to the exterior of the building or alterations of a structural nature.

11

MECHANICS LIENS. Neither Tenant nor anyone claiming through the Tenant shall have the right to file mechanics liens or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to (1) give actual advanced notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid, and (2) take whatever additional steps that are necessary in order to keep the premises free of all liens resulting from construction done by or for the Tenant.

ASSIGNABILITY/SUBLETTING. Tenant may not assign or sublease any interest in the Premises, nor assign, mortgage or pledge this Lease, without the prior written consent of Landlord, which shall not be unreasonably withheld.

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed to the party at the appropriate address set forth below.  Such addresses may be changed from time to time by either party by providing notice as set forth below.  Notices mailed in accordance with these provisions shall be deemed received on the third day after processing.

LANDLORD:

Oscar Rodriguez
5214 SW 91st Terrace Suite A
Gainesville, Fl 32608

TENANT:

Abazias Inc
5214 SW 91st Terrace Suite A
Gainesville, Fl 32608

Such addresses may be changed from time to time by either party by providing notice as set forth below.

GOVERNING LAW.  This Lease shall be construed in accordance with the laws of the State of Florida.

ENTIRE AGREEMENT/AMENDMENT. This Lease contains the entire agreement of the parties and there are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Lease.  This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

12

SEVERABILITY.  If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER.  The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Lease.

BINDING EFFECT.  The provisions of this Lease shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors and assigns.

13

Schedule 4.18

The Company owns the domain name Abazias.com including the proprietary administrative system, as well as, the on-site interface.

14

Schedule 4.19

Insurance yearly premiums:
Farm Bureau: $2292
Zurich: $1437

15

Schedule 4.20

16

Schedule 4.21

17

Schedule 4.22

None

18

Schedule 4.23

None

Except for Trademark with EON

19

Schedule 4.24

None

20

Schedule 4.25

Our Return Policy
If you have purchased a diamond at Abazias:
If you are not satisfied with your diamond purchase, you can return it within 10 days for a refund of your purchase price--no questions asked. Here are some important things for you to know in the unlikely event that you need to return a diamond:

•           All returned items must be received in original condition.
•           If the original certificate was sent with the diamond it must accompany the diamond. Otherwise, there will be a $150 fee to replace the document.
•           If your 10 day return window has expired, you will not be entitled to a refund.

If you have purchased an engagement ring or jewelry item at Abazias:
Most of our items are custom made for each order and are not returnable. If an item is custom made, sized, or has had a diamond mounted, the item cannot be returned. If you are not sure about an item, please ask us if the item is in stock so that you can view the item or see additional pictures before submitting your customized order. If your item is returnable, we will refund your purchase price. We are in the business of making you happy and will do whatever it takes for you to be comfortable with your order.

Remember, a diamond specialist will always discuss your order with you prior to final order completion and shipment to ensure your 100% satisfaction.

All returned items must be received in original condition. After our staff has received the merchandise and verifies the content, Abazias will refund your full purchasing price (minus any shipping fees) within two business days.

21

Schedule 4.26

ASSETS
Current assets
Cash	$337,773
Accounts receivable	400,281
Inventory	245,570
Total current assets	983,624

Property & equipment, net of accumulated depreciation of $5,287	2,209
Website, net of accumulated amortization of $22,167	13,164
Total Assets	$998,997

22

Schedule 4.27

None

23

Schedule 4.28

None

24

Schedule 4.29

None

25

Schedule 4.30

None

26

Schedule 4.31

All described in SEC filings

27

Schedule 5.4

None.

28